Exhibit 10.2
MEZZANINE LOAN AGREEMENT
Dated as of April 1, 2010
By and between
COLE MEZZCO CCPT I, LLC,
as Borrower,
and
IVC COLE MEZZ, LLC,
as Lender

i

(continued)

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v

(continued)

SCHEDULES

SCHEDULE I	List of Mortgage Borrowers
SCHEDULE II	Rent Roll/Leases
SCHEDULE III	Required Repairs/Deadlines For Completion
SCHEDULE IV	Organizational Structure
SCHEDULE V	Allocated Loan Amounts
SCHEDULE VI	Property Descriptions
SCHEDULE VII	Intentionally Omitted
SCHEDULE VIII	Intentionally Omitted
SCHEDULE IX	Properties in a Flood Zone
SCHEDULE X	Mortgage Loan Documents

MEZZANINE LOAN AGREEMENT
THIS MEZZANINE LOAN AGREEMENT, dated as of April 1, 2010 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), made by and between IVC COLE MEZZ, LLC, a Delaware limited liability company, and having an address at c/o Investcorp, 280 Park Avenue, New York, New York 10017 (“Lender”), and COLE MEZZCO CCPT I, LLC, a Delaware limited liability company, having an address at c/o Cole Real Estate Investments, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016 (“Borrower”).
W I T N E S S E T H:
WHEREAS, The Royal Bank of Scotland plc, having an address at 600 Washington Blvd., Stamford, CT 06901, as mortgage lender (“Mortgage Lender”), is making a loan in the principal amount of Thirty Five Million Six Hundred Thousand And No/100 Dollars ($35,600,000.00) (the “Mortgage Loan”) to the Entities (individually a “Mortgage Borrower” and collectively “Mortgage Borrowers”) listed on Schedule I attached to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”), which Mortgage Loan is evidenced by that certain Promissory Note, dated as of the date hereof (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the “Mortgage Note”), made by Mortgage Borrowers to Mortgage Lender and secured by, among other things, those certain first priority Mortgages (as defined in the Mortgage Loan Agreement) pursuant to which each Mortgage Borrower has granted Mortgage Lender a first priority mortgage on, among other things, its respective Property and other collateral as more fully described in each Mortgage;
WHEREAS, Borrower is the legal and beneficial owner of (i) all of the equity interests in each Mortgage Borrower (or, if such Mortgage Borrower is a limited partnership, all of the limited partnership interests in such Mortgage Borrower), and (ii) all of the equity interests in each Principal that is the general partner of a Mortgage Borrower, if such Mortgage Borrower is a limited partnership (collectively, the “Pledged Company Interests”);
WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined);
WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into that certain Mezzanine Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined); and

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“actual knowledge” shall mean the conscious awareness of facts or other information.
“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.
“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, any Mortgage Borrower or Guarantor.
“Agent” shall have the meaning set forth in Section 9.6(b) hereof.
“Agreement” shall have the meaning assigned to it in the introductory paragraph hereto.
“Aggregate Outstanding Principal Balance” shall mean, as of any date, the sum of the Outstanding Principal Balance and the Mortgage Loan Outstanding Principal Balance.
“Allocated Loan Amount” shall mean, with respect to each Property, the original Aggregate Outstanding Principal Balance allocated to such Property as set forth on Schedule V attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein, in the event of any prepayment of principal (i) by Borrower hereunder, and/or (ii) by Mortgage Borrowers under the Mortgage Loan Agreement, in each of the foregoing instances, other than with respect to any completed Property Sale, the Allocated Loan Amount for each of the then remaining Properties (i.e., excluding all Properties previously included in completed Property Sales) shall be reduced on a pro rata basis (with respect to the Allocated Loan Amount of any specific remaining Property relative to the Allocated Loan Amount of all remaining Properties) in the aggregate amount of such prepayment; provided, however, if such prepayment is a result of a Casualty or Condemnation with respect to any such Property, then the entire amount of the prepayment shall be first allocated to such Property to reduce the Allocated Loan Amount of such Property to an amount not less than zero, and the excess, if any, shall be allocated on such pro rata basis to reduce the Allocated Loan Amounts of all of the remaining Properties (but excluding all Properties previously included in completed Property Sales).
“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean, collectively, the operating budgets, including all planned Capital Expenditures, for each Property prepared by the applicable Mortgage Borrower for the applicable Fiscal Year or other period.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from the applicable Mortgage Borrower, as assignor, to Mortgage Lender, as assignee, assigning to Mortgage Lender all of such Mortgage Borrower’s interest in and to the Leases and Rents of the applicable Property as security for the Mortgage Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and “Assignments of Leases” shall mean, collectively, each and every of the Assignment of Leases.
“Assignment of Management Agreement” shall mean, with respect to all of the Properties, that certain Subordination of Management Fees and Acknowledgment Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrowers, any other Person designated as an “Owner” thereunder and the applicable Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Property.
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, liquidator, or examiner for such Person or any portion of any Property; (e) the filing of a petition against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction allows such court to assume custody or control of such Person or of the whole or any substantial part of its property or assets; or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, for any relevant period, the sum of the following costs associated with each of the Properties: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if the Securitization has not occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.
“Calculated Payments” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (or another basis of accounting acceptable to Lender and consistently applied) (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).
“Cash Management Account” shall have the meaning in the Mortgage Loan Agreement.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Mortgage Borrowers, Wells Fargo Bank, N.A., Manager and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Certificate” shall have the meaning set forth in the Pledge Agreement.
“Closing Date” shall mean the date of the funding of the Loan.
“Closing Date Percentage of Investment Grade Income” shall mean 48%.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall have the meaning set forth in the Pledge Agreement.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement and the other Loan Documents.
“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:
(a) the numerator is the Proforma Net Operating Income; and
(b) the denominator is the aggregate amount of principal and interest due and payable (i) under this Agreement on the Outstanding Principal Balance during such period, and (ii) under the Mortgage Loan Agreement on the Mortgage Loan Outstanding Principal Balance during such period.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Interest Rate.
“Discount Rate” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Laws” shall mean any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and

Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to any Property; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of any Property.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with one or more of Borrowers would be deemed to be a “single employer” within the meaning of section 414(b), (c), (m) or (o) of the Code.
“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.
“Excess Cash Reserve Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Financing Percentages” shall mean the Loan Percentage and the Mortgage Loan Percentage.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, for any period, all income of any Mortgage Borrower, computed in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), derived from the ownership and operation of the Properties from whatever source during such period based upon the latest financial statements that Mortgage Lender has received from Mortgage Borrowers, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, easement proceeds, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature, business interruption or other loss of income or rental insurance proceeds and interest on Reserve Funds, but excluding Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by any Mortgage Borrower to any Governmental Authority, refunds and uncollectible accounts, proceeds from the sale of furniture, fixtures and equipment, Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income or rental insurance), and any disbursements to any Mortgage Borrower from the Tax and Insurance Escrow Funds, the Replacement Reserve Funds, the Rollover Reserve Funds, the Excess Cash Reserve Funds, or any other escrow or reserve fund established by the Mortgage Loan Documents.
“Guarantor” shall mean Cole Credit Property Trust, Inc., a Maryland corporation.
“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Hazardous Substances” includes, but is not limited to, (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the applicable Property on which such materials are used or stored for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, and (ii) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose an imminent threat to human health or the environment or adversely affect any Property.
“Holder” shall have the meaning set forth in Section 9.6(b) hereof.
“Improvements” shall mean the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Properties.

“Indebtedness” shall mean for any Person, on a particular date, the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnifying Persons” shall mean each of Borrower and Guarantor.
“Independent Director” or “Independent Manager” shall mean a Person who (a) is (i) provided by a nationally recognized professional service company or (ii) approved in writing by the Lender (which consent shall not be unreasonably withheld), (b) is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (i) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Borrower or any Affiliate of Borrower; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or Affiliate of Borrower; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, customer, supplier or other Person, and (c) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment and/or ownership experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director or Independent Manager of Borrower an employee and/or owner of such a company or companies. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an Independent Director or Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is a Professional Independent Director. As used in this definition and in the definition of “Special Purpose Entity,” “nationally recognized professional service company” means CT Corporation, Corporation Services Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business. Notwithstanding the foregoing, no Independent Director or Independent Manager for Borrower or any general partner of Borrower shall also serve as an Independent Director or Independent Manager (as such term is defined in the Mortgage Loan Agreement) for any Mortgage Borrower or any Principal (as such term is defined in the Mortgage Loan Agreement) of Mortgage Borrower.
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated as of the Closing Date delivered by Kutak Rock LLP in connection with the Loan.
“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.
“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Intercreditor Agreement” shall have the meaning set forth in Section 11.3 hereof.
“Interest Rate” shall mean a fixed rate of Thirteen percent (13.00%) per annum.
“Investment Grade” shall mean a rating of “BBB-” (or its equivalent) or better by all of the Rating Agencies.
“Investor” shall have the meaning set forth in Section 5.1.11(f) hereof.
“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Leases in Place” shall mean each Lease (a) under which the tenant (i) has accepted the demised premises pursuant to the applicable Lease, (ii) is in actual occupancy and open for business (i.e., is not “dark”), and (iii) has commenced paying full, unabated Rent pursuant to the applicable Lease, (b) with respect to which neither Borrower nor any Mortgage Borrower has notice that the tenant will be vacating, (c) which is not a month-to-month Lease, (d) which is not due to expire within ninety (90) days from any date of determination, and (e) where none of the applicable tenant or any guarantor of such Lease are the subject of any Bankruptcy Action.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any of the Properties or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or any Mortgage Borrower, at any time in force affecting any Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to any Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.
“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean any mortgage, deed of trust, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower or any Mortgage Borrower, the Collateral, any Property, or any portion of one or more Properties or any interest therein, or any direct or indirect interest in Borrower or any Mortgage Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Liquidation Event” shall have the meaning set forth in Section 2.4.2 hereof.
“Loan” shall mean the loan in the original principal amount of Sixteen Million Twenty Five Thousand and No/100 Dollars ($16,025,000.00) made by Lender to Borrower pursuant to this Agreement.
“Loan Application” shall have the meaning set forth in Section 10.22 hereof.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Assignment of Title Insurance Proceeds, any O&M Agreements, the Subordination of Management Agreement, the Guaranty, and all other documents executed and/or delivered by Borrower, Guarantor, Principal, Manager or Affiliate of any of these Persons in connection with the Loan as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Party” shall mean each of Borrower, Mortgage Borrowers, any general partner or manager of any Mortgage Borrower, Manager, or any Affiliate of any of the foregoing.
“Loan Percentage” shall mean, as of any date of determination and prior to the application of the principal amount with respect to which the Financing Percentages are then being calculated, the ratio, expressed as a percentage, the numerator of which is an amount equal to the Outstanding Principal Balance on such date of determination and the denominator of which is an amount equal to the Aggregate Outstanding Principal Balance on such date of determination.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, the numerator of which is equal to (i) the Aggregate Outstanding Principal Balance and (ii) the denominator of which is equal to the aggregate appraised value of the Properties as determined by Lender in its reasonable discretion.
“Lockbox Account” shall have the meaning set forth in Section 2.7.1(a) hereof.
“Lockbox Bank” shall mean JP Morgan Chase Bank, NA or any successor or permitted assigns thereof.
“Lockout Period” shall mean the period from the Closing Date through and including April 11, 2011.
“Major Lease” shall mean any Lease which demises all or substantially all of the space in the Improvements located on any Property.
“Management Agreement” shall mean (a) that certain Property Management and Leasing Agreement dated as of April 6, 2004, by and between Cole Operating Partnership I, LP Cole Credit Property Trust, Inc. and Manager in connection with the property management of the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (in accordance with the provisions hereof), in respect of the property management of one or more Properties, and (b) at such time any Manager shall no longer be a Manager, any replacement property management agreement shall either be (i) acceptable to Lender and entered into by and between the applicable Mortgage Borrower(s) and a Qualified Manager, (acceptable to Lender as set forth in the definition of Qualified Manager) pursuant to which such Qualified Manager is to provide management and other services with respect to the Properties, or (ii) if the applicable provisions of this Agreement require, a Replacement Management Agreement.
“Management Agreement Side Letter” shall mean that certain letter agreement dated as of the Closing Date by and among Mortgage Borrowers, Cole Credit Property Trust, Inc., Cole Operating Partnership I, LP, and Manager in which the Mortgage Borrowers acknowledge their duties and obligations as an “Owner” under the Management Agreement.
“Manager” shall mean Cole Realty Advisors, Inc. (f/k/a Fund Realty Advisors, Inc.) or, if the context requires, a Qualified Manager who is managing one or more of the Properties in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Market Conditions” shall mean, as to any particular Property, a substantive adverse change in the performance or cash flow of properties similar to such Property generally resulting from significant downturns in the economy, disruptions in rental or other income or reimbursements due to a bankruptcy action of any tenant, casualty or condemnation, natural disaster, domestic unrest, terrorist activity, or unforeseen factors beyond the reasonable control of the Manager of such Property.

“Maturity Date” shall mean April 11, 2015, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.
“Material Adverse Change” shall mean if, in Lender’s reasonable discretion, the business, operations, prospects, property, assets, liabilities or financial condition of, Borrower, Mortgage Borrowers, any Principal (as defined in the Mortgage Loan Agreement) of a Mortgage Borrower, or Guarantor, in each case, taken as a whole, or in the ability of Borrower, Mortgage Borrowers or Guarantor to perform its obligations under the Loan Documents (or with respect to any Mortgage Borrower, the Mortgage Loan Documents) has changed in a manner which could materially impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents (or with respect to any Mortgage Borrower, the Mortgage Loan Documents) or the Leases, as the case may be.
“Material Agreement” shall mean all agreements, other than the Management Agreement and the Leases, entered into by any Loan Party affecting or relating to the Properties, the Collateral or any other direct or indirect ownership interest of a Loan Party in any Mortgage Borrower requiring the payment of more than $50,000 in the aggregate in payments or liability in any annual period or which is not cancellable without penalty or premium on no more than sixty (60) days notice; provided, however, a Material Agreement shall exclude any agreement, the cost of which is shown on the Approved Annual Budget.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Monthly Debt Service Payment Amount” shall mean a constant monthly payment of $179,730.54.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall have the meaning set forth in the Recitals to this Agreement.

“Mortgage Borrower Company Agreement” shall mean the Operating Agreement or Limited Partnership Agreement, and all amendments thereof of the respective Mortgage Borrower and any Principal (as defined in the Mortgage Loan Agreement) of a Mortgage Borrower.
“Mortgage Borrowers” shall have the meaning set forth in the Recitals to this Agreement.
“Mortgage Debt” shall mean the “Debt” as defined in the Mortgage Loan Agreement.
“Mortgage Lender” shall have the meaning set forth in the Recitals to this Agreement.
“Mortgage Loan” shall have the meaning set forth in the Recitals to this Agreement.
“Mortgage Loan Agreement” shall mean that certain Mortgage Loan Agreement, dated as of the date hereof, among Mortgage Borrowers and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Loan Debt Service Payment Amount” shall mean the amount of regularly scheduled principal and interest (excluding any default interest or balloon payment of principal) due and payable on each “Payment Date”, as defined in the Mortgage Loan Agreement, pursuant to the Mortgage Note.
“Mortgage Loan Documents” shall mean the Mortgage Loan Agreement and all other documents or instruments evidencing, securing or guaranteeing the Mortgage Loan executed and delivered by Mortgage Borrowers, in connection with the Mortgage Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Loan Event of Default” shall mean an “Event of Default” as defined in the Mortgage Loan Agreement.
“Mortgage Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Mortgage Loan.
“Mortgage Loan Percentage” shall mean, as of any date of determination and prior to the application of the principal amount with respect to which the Financing Percentages are then being calculated, the ratio, expressed as a percentage, the numerator of which is an amount equal to the Mortgage Loan Outstanding Principal Balance on such date of determination and the denominator of which is an amount equal to the Aggregate Outstanding Principal Balance on such date of determination.
“Mortgage Note” shall mean that certain Promissory Note dated as of the date hereof made by Mortgage Borrowers to Mortgage Lender, in the original principal amount of the Mortgage Loan as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Multiemployer Plan” shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which Borrower or any ERISA Affiliate, and one or more employers other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.
“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all net amounts or proceeds, if any, paid to or received by or on behalf of any Mortgage Borrower in connection with such Liquidation Event remaining after the application of the gross amounts or proceeds received in connection with such Liquidation Event pursuant to the Mortgage Loan Agreement, including, without limitation, any Net Proceeds required to be applied to Restoration and any remaining Net Proceeds required to paid to Lender pursuant to Section 2.6.4(b) of the Mortgage Loan Agreement.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.
“Net Proceeds Deficiency” shall have the meaning set forth in the Mortgage Loan Agreement.
“Note” shall mean that certain Promissory Note of even date herewith in the original principal amount of Sixteen Million Twenty Five Thousand and No/100 Dollars ($16,025,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Note Register” shall have the meaning set forth in Section 9.6(b) hereof.
“Notice” shall have the meaning set forth in Section 10.6 hereof.
“O&M Agreement” shall mean, with respect to the Properties, any asbestos and lead-based paint operations and maintenance program developed by the applicable Mortgage Borrower and approved by Lender and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Obligations” shall mean Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“OFAC” shall have the meaning set forth in Section 4.1.35 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or manager of Borrower, as applicable.
“Open Date” shall have the meaning set forth in Section 2.4.1 hereof.
“Operating Expenses” shall mean, for any period, the total of all expenditures of any Mortgage Borrower, computed in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), of whatever kind relating to the operation, maintenance and management of any of the Properties based upon the latest financial statements Mortgage Lender has received from Mortgage Borrower, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Mortgage Lender, and other similar costs, but excluding depreciation and amortization, debt service, pre-payments of principal (to the extent permitted by this Agreement), Capital Expenditures (including any reserves therefor maintained by any Mortgage Borrower but not required under the Mortgage Loan Agreement), costs of acquisition, impairment charges (maintained by any Mortgage Borrower but not required to be maintained as a Reserve Fund under the Mortgage Loan Agreement), and contributions to the Replacement Reserve Funds, the Tax and Insurance Escrow Funds, the Rollover Reserve Funds, and any other Reserve Funds or other funds required to be deposited into any reserves required under the Mortgage Loan Documents, provided this definition shall exclude the foregoing expenses which are attributable to a Property with a month to month Lease or Property where the tenant is subject to a Bankruptcy Action, except for the following costs attributable to any such Property: Taxes and Other Charges, Insurance Premiums on Policies and other costs which would have to be paid relative to such Properties assuming that all applicable Leases have terminated and no tenant remains in possession of the Property.
“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.
“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower or Guarantor contained in any other Loan Document; (c) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower and/or Guarantor to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“Owner’s Title Policy” shall mean each ALTA extended coverage owner’s policy of title insurance (or an equivalent title insurance form that may be legally issued in the jurisdiction where any applicable Property is located) that was issued in connection with the closing of the applicable Mortgage Borrower’s acquisition of the applicable Property and which insures such Mortgage Borrower as the owner of such Property.
“Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Payment Date” shall mean May 11, 2010 and each other eleventh (11th) day of each calendar month occurring during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.
“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents and the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in Schedule B of each of the Title Insurance Policies, (c) Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or delinquent, (d) the Leases existing as of the date hereof, as set forth in Schedule II and any Leases entered into after the date hereof in accordance with Section 5.1.20 and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of any Property as used on the Closing Date or Borrower’s ability to repay the Loan.
“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” with respect to any Property, shall have the meaning set forth in Article 1 of the applicable Mortgage with respect to such Property.
“Physical Conditions Report” with respect to any Property, shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of such Property, satisfactory in form and substance to Lender in its reasonable discretion, which report shall, among other things, (i) not indicate that such Property is in material violation of any applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all improvements if reasonably obtainable (unless previously delivered to Lender).
“Pledge Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Pledged Company Interests” shall have the meaning set forth in the Recitals to this Agreement.
“Policies” shall have the meaning specified in Section 6.1(b) of the Mortgage Loan Agreement.
“Prepayment Date” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
“Principal” shall mean the Special Purpose Entity that is (i) the general partner of Borrower, if Borrower is a limited partnership or (ii) the managing member of Borrower, if Borrower is a multi-member limited liability company.
“Professional Independent Director” shall have the meaning set forth in the definition of “Independent Director” above.
“Proforma Net Operating Income” shall mean, as of any date of determination by Lender, Net Operating Income (using annualized amounts for any recurring expenses not paid monthly) as reasonably determined by Lender based on (i) Gross Income from Operations collected during the preceding calendar month solely with respect to Leases in Place, projected on an annualized basis for the immediately succeeding period of twelve (12) full calendar months, less (ii) actual Operating Expenses for a trailing twelve (12) month period, adjusted for known increases or decreases in such Operating Expenses for the immediately succeeding period of twelve (12) full calendar months.
“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.
“Properties” shall have the meaning set forth in the Mortgage Loan Agreement.
“Property” shall mean any one of the Properties, individually.
“Property Sale” shall have the meaning set forth in the Mortgage Loan Agreement.
“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to any Property, the Collateral, any Mortgage Borrower, Principal, Borrower, Guarantor and/or Manager, including, without limitation, any financial data or financial statements required under Section 5.1.1.
“Qualified Manager” shall mean either (a) Manager, or (b) in the reasonable judgment of Lender, a Person which is a reputable and experienced management organization (which may be an Affiliate of Mortgage Borrowers) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that (i) the applicable Mortgage Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the applicable Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof issued pursuant to the Securitization or, if a Securitization has not occurred, the applicable Mortgage Borrower shall have obtained the prior written consent of Lender, and (ii) such Person shall have entered into a Replacement Management Agreement and Assignment of Management Agreement.

“Rating Agencies” shall mean each of S&P, Realpoint LLC, Moody’s and Fitch, or any other nationally recognized statistical securities rating organizations as may be designated by Lender to assign a rating to all or any portion of the Securities.
“REA” shall have the meaning set forth in the Mortgage Loan Agreement.
“Related Entities” shall have the meaning set forth in Section 5.2.10(f).
“Release” with respect to any Hazardous Substance shall include, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
“Release Price” shall have the meaning set forth in the Mortgage Loan Agreement.
“Released Allocated Loan Amount” shall have the meaning set forth in the Mortgage Loan Agreement.
“Rents” shall mean, in respect of each of the Properties taken separately or as a whole, all rents (including percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Mortgage Borrower or any of their agents or employees from any and all sources arising from or attributable to any Property, and the Improvements thereon, including all revenues from telephone services, laundry, vending, television and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by any Mortgage Borrower, Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.
“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager (acceptable to Lender as set forth in the definition of “Qualified Manager”) substantially in the same form and substance as the Management Agreement that such subsequent agreement is intended to replace, with any changes being reasonably acceptable to Lender, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance; and (b) a subordination of management agreement and management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by the applicable Mortgage Borrowers and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Replacement Reserve Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Replacement Reserve Monthly Deposit” shall have the meaning set forth in the Mortgage Loan Agreement.
“Replacements” shall have the meaning set forth in the Mortgage Loan Agreement.
“Required Repair Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Required Repair Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Required Repairs” shall have the meaning set forth in the Mortgage Loan Agreement.
“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the Replacement Reserve Funds, the Rollover Reserve Funds, the Required Repair Funds, the Excess Cash Reserve Funds, and any other escrow or reserve fund established pursuant to the Mortgage Loan Documents.
“Restoration” shall mean the repair and restoration of any Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean, collectively Borrower, Principal, any Mortgage Borrower (or any Principal (as defined in the Mortgage Loan Agreement) of any Mortgage Borrower) and Guarantor.
“RICO” shall mean the Racketeer Influenced Corrupt Organizations Act.
“Rollover Reserve Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Rollover Reserve Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Rollover Reserve Monthly Deposit” shall have the meaning set forth in the Mortgage Loan Agreement.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Sale Request” shall have the meaning set forth in the Mortgage Loan Agreement.
“Sale Request Properties” shall have the meaning set forth in the Mortgage Loan Agreement.
“Securities” shall have the meaning set forth in Section 9.1 hereof.
“Securitization” shall have the meaning set forth in Section 9.1 hereof.
“Servicer” shall have the meaning set forth in Section 9.6 hereof.
“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.
“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof shall comply with the following requirements unless it has received prior written consent to do otherwise from Lender:
(a) was, is and will be organized solely for the purpose of (i) with respect to Borrower, acquiring, owning, holding, selling, transferring, exchanging, managing and operating and disposing of the Collateral, entering into loan documents relating to loans secured by Borrower’s Collateral which have been paid or defeased in full on or about the date hereof, entering into this Agreement and the other Loan Documents with Lender, refinancing the Collateral in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (ii) with respect to any general partner of Borrower if Borrower is a limited partnership, acting as a general partner of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (iii) with respect to any managing member of Borrower if Borrower is a multi-member limited liability company, acting as a managing member of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(b) has not been, is not, and will not be engaged, in any business unrelated to (i) with respect to Borrower, the acquisition, ownership, financing, management or operation of the Collateral; (ii) acting as a general partner of one or more limited partnerships that own the Collateral, or (iii) acting as a member of the limited liability company that owns the Collateral, as applicable;
(c) does not and will not have any assets other than (i) with respect to Borrower, the Collateral and personal property (including, without limitation, cash) related thereto; (ii) with respect to any general partner of Borrower if Borrower is a limited partnership, its general partnership interests in Borrower; and (iii) with respect to any managing member of Borrower if Borrower is a multi-member limited liability company, its managing membership interests in Borrower, as applicable;

(d) (i) to the fullest extent permitted by law, has not engaged, sought or consented to, and will not engage in, seek or consent to,
(A) any dissolution, winding up, liquidation, consolidation, merger, or
(B) any sale of all or substantially all of its assets or any transfer of partnership or membership interests (if such entity is a general partner in a limited partnership, or a member in a limited liability company), except as permitted under the Loan Documents, and (ii) except as permitted under the Loan Documents or unless required by law, shall not cause, consent to or permit any amendment of its limited partnership agreement, certificate of limited partnership, articles of incorporation, articles of organization, by-laws, certificate of formation or operating agreement with respect to the matters set forth in this definition;
(e) if such entity now is and will be a limited partnership, has as its only general partner, (i) a Special Purpose Entity that is a corporation that satisfies the requirements of subparagraph (f) below, or (ii) a limited partnership or limited liability company which is itself a Special Purpose Entity in accordance with the terms of this definition;
(f) if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of managers or directors of such entity to take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors, including the Independent Directors;
(g) if such entity is a limited liability company and such limited liability company has more than one member, such limited liability company has as its manager or managing member a Special Purpose Entity that is a corporation and that owns at least one percent (1.0%) of the equity of the limited liability company;
(h) if such entity is a limited liability company and such limited liability company has only one member, such limited liability company (i) has been formed under Delaware law, (ii) has either a corporation or one (1) other Person that shall become a member of the limited liability company upon the dissolution or disassociation of the member, (iii) has a board of directors or board of managers with not less than two (2) Independent Directors or Independent Managers, as applicable, and (iv) has a limited liability company operating agreement that does not and will not cause or allow its board of directors or board of managers to take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors or board of managers, including the Independent Directors or Independent Managers, as applicable;

(i) if such entity is (A) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (B) a limited partnership, has a limited partnership agreement, or (C) a corporation, has a certificate or articles of incorporation and bylaws, as applicable, in each case, that provide that such entity will not:
(i) to the fullest extent permitted by applicable law, dissolve, merge, liquidate or consolidate;
(ii) except as permitted under the Loan Documents, sell all or substantially all of its assets;
(iii) except as permitted under the Loan Documents or unless required by applicable law, engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition; or
(iv) without the affirmative vote of all its directors or managers (including its Independent Directors or Independent Managers) or if the entity is a limited partnership or limited liability company with more than one member, the affirmative vote of all of the directors or manager (including the Independent Directors or Independent Managers) of the general partner or managing member of such entity, or the vote of all of its administrative trustees (including its Independent Directors), take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest; or
(j) except for (A) the Loan, and (B) capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and applicable law and properly reflected on its books and records, has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates, except in the ordinary course of its business and on terms which are commercially reasonable and comparable to those which would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(k) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(l) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;
(m) has maintained and will maintain its accounts, books, records, resolutions and agreements separate from any other Person and to the extent that is required to file tax returns under applicable law, has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(n) Intentionally Omitted;
(o) (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;
(p) has held and will hold its assets in its own name;
(q) has held itself out and identified itself, and will hold itself out and identify itself, and has conducted and will conduct its business, in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (j) above of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;
(r) has maintained and will maintain its balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP (or another basis of accounting acceptable to Lender and consistently applied); provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;
(s) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;
(t) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(u) has had no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than in the case of Borrower, (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Collateral owned by such entity and the routine administration of such Borrower, in amounts, not to exceed Fifty Thousand Dollars ($50,000) outstanding in the aggregate from time to time, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) such other liabilities that are expressly permitted pursuant to this Agreement and (iv) in the case of Borrower, loans secured by the Collateral which have been paid or defeased in full on or about the date hereof;
(v) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except (i) as permitted pursuant to this Agreement, (ii) in the case of a Borrower, in connection with the Loan, or (iii) with respect to the general partner of any Borrower that is a limited partnership, as such general partner may be liable under applicable law for the obligations of such entity as the general partner thereof;

(w) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;
(x) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;
(y) has maintained and used, now maintains and uses, and will maintain and use, separate invoices and checks bearing its name. The invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(z) has not pledged and will not pledge its assets for the benefit of any other Person, except, in the case of Borrower, (i) in connection with the Loan pursuant to the Loan Documents and (ii) in connection with a loan secured by the Collateral that has been paid or defeased in full on or about the date hereof;
(aa) Intentionally Omitted;
(bb) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(cc) has not made and will not make loans or advances to, or own or acquire any stock or securities of, any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);
(dd) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or department of it, and has not identified itself, and shall not identify itself, as a division or department of any other Person;
(ee) Intentionally Omitted;
(ff) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash in excess of the amount required to pay the Obligations is insufficient to pay such obligation;
(gg) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(hh) does not and will not have any of its obligations guaranteed by any Affiliate, except as provided by the Loan Documents;
(ii) has not formed, acquired or held and will not form, acquire or hold any subsidiary or own any equity interest in any other entity;
(jj) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct;
(kk) will not consolidate or merge with or into any Person;
(ll) to the fullest extent permitted by law, will not dissolve or liquidate; and
(mm) except in connection with a sale or other transfer permitted under the Loan Documents, will not sell all or substantially all of its assets.
“State” shall mean the State or Commonwealth as applicable in the context where such term is used, and where used with respect to one or more Properties, shall mean the State or Commonwealth in which any particular Property or any part thereof is located.
“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Survey” shall mean, with respect to each of the Properties, a survey of such Property prepared pursuant to the requirements contained in Section 3.1.3(c) hereof, and “Surveys” shall mean, collectively, every Survey.
“Tax and Insurance Escrow Funds” shall have the meaning set forth in the Mortgage Loan Agreement.
“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof, together with all interest and penalties thereon.
“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.
“Title Company” shall mean First American Title Insurance Company.
“Title Insurance Policy” or “Title Insurance Policies” shall mean, individually or collectively, as the context may require, each of the ALTA Mortgagee title insurance policies in a form acceptable to Mortgage Lender (or, if the applicable Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Mortgage Lender) issued with respect to each of the Properties and insuring the liens of the Mortgages encumbering the Properties, as applicable.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“Trustee” shall mean the trustee under the applicable Mortgage, as applicable.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York unless otherwise specified herein.
“UCC Title Insurance Policy” shall have the meaning set forth in Section 3.13(b) hereof.
“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) 1% of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due from the Prepayment Date through the Open Date based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.
“Yield Maintenance Treasury Rate” shall have the meaning set forth in the definition of “Yield Maintenance Premium” herein.
Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to.” Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2
GENERAL TERMS
Section 2.1 Loan Commitment; Disbursement to Borrower.
2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan on the Closing Date.
2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3 The Note, Pledge Agreement and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge Agreement, the Guaranty and the other Loan Documents.
2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) make an equity contribution to Mortgage Borrowers in order to cause Mortgage Borrowers to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement, (b) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (c) fund any working capital requirements of one or more of the Properties, and (d) retain the balance, if any, or distribute all or any portion of the balance, if any, to the equity holder or holders of Borrower’s equity interests.
Section 2.2 Interest Rate.
2.2.1 Interest Rate. Subject to Section 2.2.4 hereof, interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.
2.2.2 Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the average Outstanding Principal Balance in effect for the applicable period as calculated by Lender.
2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. It is agreed that this Agreement, the Note, the other Loan Documents and all other agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied (without prepayment penalty or premium or any Yield Maintenance Premium) toward payment of the Debt and Other Obligations of a monetary nature until the Debt and such Other Obligations are paid in full, and within two (2) Business Days of such payment in full shall be returned to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3 Monthly Debt Service Payment.
2.3.1 Monthly Debt Service Payment. Borrower shall pay to Lender (a) on the date hereof, an amount equal to interest only on the Outstanding Principal Balance for the period commencing on the Closing Date up to but not including the first Payment Date following the Closing Date (unless the Closing Date is the eleventh (11th) day of the month, in which case no such interest only payment shall be due), which amount shall be applied on the first Payment Date to interest which shall have accrued on the Outstanding Principal Balance during such period and (b) on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.
2.3.2 Payments Generally. The first interest accrual period hereunder shall commence on and include the Closing Date and end on the first Payment Date. Each interest accrual period thereafter shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.
2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, including the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum, and (b) the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.
2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. So long as no Event of Default has occurred and continues to exist, any payments or prepayments to be made hereunder or under the Cash Management Agreement by Mortgage Lender or Servicer (as defined in the Mortgage Loan Agreement) out of deposits in any account governed by the Cash Management Agreement, shall be deemed to be timely made, if there are adequate funds on deposit to cover such prepayment, for the purposes of this Section 2.3.5.
Section 2.4 Prepayments.
2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date. On any Business Day following the Lockout Period, Borrower may, at its option and upon not less than thirty (30) days irrevocable prior written notice to Lender, prepay the Outstanding Principal Balance in whole or in part and, so long as no Event of Default has occurred and is continuing, subject to Borrower paying to Lender a prepayment premium equal to the Yield Maintenance Premium on the applicable prepayment amount; provided, however, that no Yield Maintenance Premium shall be due if the Loan is prepaid on or after October 12, 2014 (the “Open Date”). In addition, if any prepayment is made on a day other than a Payment Date, Borrower shall also pay interest on the principal amount so prepaid through, but not including, the next succeeding Payment Date. Any partial prepayment shall be applied to the last payments of principal due under the Note and shall not in any event change the Monthly Debt Service Payment Amount.
2.4.2 Liquidation Events.
(a) In the event of (i) any Casualty to all or any portion of the Properties, (ii) any Condemnation of all or any portion of the Properties, or (iii) any claims made by any Mortgage Borrower under the applicable Owner’s Title Policy (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be paid to Lender. On the Payment Date next following the date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid first to any Other Obligations of a monetary nature then outstanding which are owed to Lender, and any balance disbursed to Borrower within 2 Business Days following all such payments to Lender. Any prepayment received by Lender pursuant to this Section 2.4.2 (a) on a date other than a Payment Date shall be held by Lender as collateral security for the Loan, and shall be applied by Lender on the next Payment Date. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made as a result of any events described in this Section 2.4.2(a).

(b) Borrower shall promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of any Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of any Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2(b) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing or voluntary prepayment of the Mortgage Loan or Transfer of any Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.
2.4.3 Prepayments Made While any Event of Default Exists. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date, and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, an amount equal to (A) if such prepayment amount is paid during the Lockout Period the aggregate of (i) the Yield Maintenance Premium in respect of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied, plus (ii) one percent (1%) of the principal amount being repaid; and (B) if such prepayment amount is paid after the expiration of the Lockout Period, the Yield Maintenance Premium in respect of the prepayment amount.
Section 2.5 Intentionally Omitted.
Section 2.6 Release of Collateral. Except as set forth in this Section 2.6, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Pledge Agreement or the Collateral.
2.6.1 Partial Releases. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, in the event that Mortgage Borrowers desire to sell one or more of the Properties (each such sale, a “Property Sale”), to a bona fide third party purchaser who is not a Restricted Party or an Affiliate of a Restricted Party, Borrower shall have the right after the Lockout Period and without violating the Loan Documents, to cause Mortgage Borrowers to sell such Property or Properties and obtain a release (y) of such Property or Properties from the Lien of the applicable Mortgage or Mortgages and the other Mortgage Loan Documents encumbering such Property or Properties and (z) of Lender’s Lien upon the Collateral relating to the Mortgage Borrower that owns the related Property, provided that, in the case where Mortgage Borrower owns more than one Property, such release with respect to such membership interest shall not be effective until such Mortgage Borrower shall no longer own any Properties subject to the Lien of a Mortgage, in accordance with the applicable terms of this Agreement and the Mortgage Loan Agreement, and provided, further, that all of the following conditions shall be satisfied with respect to such Property Sale:

(a) Borrower shall (and shall cause Mortgage Borrowers to, as applicable) have submitted to Lender and Mortgage Lender a written request for release relating to such Property Sale (each, a “Sale Request”) at least thirty (30) days prior to the proposed Property Sale, which Sale Request (i) shall specify the Property or Properties that Mortgage Borrowers intend to sell (collectively, the “Sale Request Properties”) and state the anticipated closing date of such Property Sale, and (ii) shall include an Officer’s Certificate providing a certification that as of the date of the Sale Request, no Default or Event of Default under the Mortgage Loan Agreement or this Agreement has occurred and is continuing;
(b) Borrower shall (and shall cause Mortgage Borrowers to, as applicable) have paid, or shall (and shall cause Mortgage Borrowers to, as applicable) have arranged to be paid contemporaneously with the closing of the Property Sale, to (i) Lender, and Lender shall have received by wire transfer of immediately available federal funds, the applicable Yield Maintenance Premium, if any, based on the portion of the pro rata share of the Release Price to be paid to Lender as contemplated by Section 2.6.1(c) of the Mortgage Loan Agreement and (ii) Mortgage Lender, the yield maintenance premium it is entitled to receive in connection with its receipt of its pro share of the Release Price as contemplated by Section 2.6.1(c) of the Mortgage Loan Agreement;
(c) In addition to the amount set forth in the preceding clause (b), Borrower shall (and shall cause Mortgage Borrowers to, as applicable) have paid, or shall (and shall cause Mortgage Borrowers to, as applicable) have arranged to be paid, contemporaneously with the closing of the Property Sale, to Lender and Mortgage Lender, and Lender and Mortgage Lender shall have received by wire transfer of immediately available federal funds, an amount equal to the sum of (i) in the case of Lender, its pro rata share of the Release Price for the Sale Request Properties (based on the Financing Percentages), the proceeds of which Release Price, shall be applied to prepay the Debt in accordance with Section 2.7, (ii) in the case of the Mortgage Lender, the remainder of the Release Price, the proceeds of which shall be applied to prepay the Mortgage Debt in accordance with the Mortgage Loan Agreement, plus (iii) with respect to Lender or Mortgage Lender, as the case may be, all accrued and unpaid interest on said amounts prepaid in accordance with the terms of this Agreement and the Mortgage Loan Agreement, as applicable, plus (iv) if such prepayment occurs on a day other than a Payment Date, to Lender or Mortgage Lender, as the case may be, interest at the applicable interest rates under the Loan and the Mortgage Loan on the respective amounts so prepaid through, but not including, the next succeeding Payment Date;
(d) Borrower shall (and shall cause Mortgage Borrowers to, as applicable) have paid, in connection with the Sale Request Properties, all of the actual out-of-pocket reasonable third party legal fees and actual out-of-pocket reasonable third party expenses incurred by Lender and Mortgage Lender in connection with reviewing and processing each such Sale Request, whether or not any Property Sale which is the subject of a Sale Request actually closes;

(e) No Default or Event of Default shall have occurred and be continuing at the time of the submission by Borrower and Mortgage Borrowers, as applicable, of the Sale Request or at the time of the closing of any Property Sale;
(f) Those Properties which are not the subject of a Property Sale shall continue to comply with all applicable Legal Requirements, including, without limitation, zoning and/or parking requirements to the extent such compliance is required elsewhere in this Agreement;
(g) The proportion of Net Operating Income derived from Leases with Investment Grade tenants immediately following, and after giving effect to, such Property Sale shall be no less than the Closing Date Percentage of Investment Grade Income;
(h) After giving effect to the Property Sale, the Debt Service Coverage Ratio for the annual period immediately prior to the anticipated Property Sale, based on the annual Net Operating Income applicable to the remaining Properties (i.e., excluding the Properties subject to such Property Sale or any prior Property Sale) shall not be less than the greater of (i) the Debt Service Coverage Ratio for all Properties in effect as of the Closing Date, and (ii) the Debt Service Coverage Ratio in effect immediately prior to the Property Sale;
(i) After giving effect to the Property Sale, the Loan to Value Ratio for the annual period immediately prior to the anticipated Property Sale, based on the values applicable to the remaining Properties (i.e., excluding the Properties subject to such Property Sale or any prior Property Sale) shall not be greater than the Loan to Value Ratio for all Properties in effect as of the Closing Date;
(j) If and to the extent any proposed Sale Request Property is subject to a master lease with other Properties (not previously subject to a Property Sale), and the applicable Mortgage Borrower intends to have any of such other Properties remain subject to the Lien of the Mortgage or Mortgages following an applicable Property Sale, then Borrower shall cause the applicable Mortgage Borrower (A) to enter into an amendment of the Lease which is such Master Lease, which among other things shall (i) release each such Sale Request Property from the terms of such Lease, (ii) adjusts rent in a manner set forth in such master lease or as may otherwise be reasonably acceptable to Lender and Mortgage Lender, (iii) adjusts expenses that must be paid by landlord under the terms of such Lease (and which are not reimbursed by tenant under such Lease) in a manner which is reasonably acceptable to Lender and Mortgage Lender and (iv) otherwise contains terms and provisions which are reasonably acceptable to Lender and Mortgage Lender, and (B) to cause such tenant to provide such estoppels and enter into a modification of the existing subordination, non-disturbance and attornment agreement and such other documentation, as Lender and Mortgage Lender each reasonably requires; and
(k) The Manager and other parties to the Management Agreement shall provide Lender with written evidence that the Properties that are the subject of the applicable Property Sale will no longer be subject to the application of the Management Agreement once such Property Sale has been completed and that Manager will no longer earn fees under the Management Agreement with respect to said Properties once such Property Sale has been completed.

2.6.2 Release of Property. Upon the closing of a Property Sale which results in any Mortgage Borrower no longer owning any Property subject to a Lien securing the Mortgage Debt, Lender shall return to Borrower the certificate of ownership of the equity interests in such Mortgage Borrower. Upon the closing of any Property Sale, all references herein or in any of the other Loan Documents to the term “Properties” shall be deemed to exclude the Property or Properties sold pursuant to such Property Sale, as provided for in the Mortgage Loan Agreement. Furthermore, if all Properties owned by any Mortgage Borrower have been the subject of one or more completed Property Sales, upon the closing of the last completed Property Sale in accordance with the Mortgage Loan Agreement and this Agreement relating to the Properties owned by such Mortgage Borrower, such Mortgage Borrower shall cease to be a “Mortgage Borrower” under the Note, this Agreement or any other Loan Document and all references in the Note, this Agreement or any other Loan Document to the term “Mortgage Borrower” or “Mortgage Borrowers” shall be deemed to exclude such Mortgage Borrower. In addition, when such certificates evidencing such equity interests in a Mortgage Borrower are required to be returned to Borrower pursuant to the first sentence of this Section 2.6.2, then the terms “Collateral” and “Pledged Company Interests” shall no longer be deemed to include any Collateral or Pledged Company Interests solely relating to such Mortgaged Borrower.
2.6.3 Release Upon Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement and the Collateral. Upon request of Borrower on or following such payment in full, Lender shall return all certificates of ownership relating to each Mortgage Borrower which Lender has in its possession or control.
Section 2.7 Application of Payments of Principal. Notwithstanding anything to the contrary contained in this Agreement, the following principal payments or prepayments shall be allocated among the Loan and the Mortgage Loan as follows:
(a) so long as no Event of Default shall have occurred and be continuing, any voluntary prepayment by Borrower or Mortgage Borrowers shall be allocated by Lender or Mortgage Lender, as the case may be, so that (x) a portion of any such prepayment shall be paid to, and applied by, Mortgage Lender to the Mortgage Debt as a prepayment thereof (subject to the provisions set forth in Section 2.4.1 of the Mortgage Loan Agreement) and (y) the remaining portion of such prepayment, whether paid to Lender by Mortgage Lender in accordance with the requirements of Section 2.6.4 of the Mortgage Loan Agreement (which, when such monies are paid by Mortgage Lender, shall be deemed to be a distribution permitted under applicable law) or by Borrower in accordance with Section 2.4.1 hereof to Lender, shall be applied by Lender to the Debt as prepayment thereof in accordance with Section 2.4.1 hereof, provided that (i) such allocation of any such voluntary payments, as between Lender and Mortgage Lender, shall be made pro rata in accordance with the respective Financing Percentages (as were in effect immediately prior to such prepayment or payment of the Release Price, as the case may be) until the Mortgage Debt and the Debt are paid in full, which Financing Percentages shall be calculated by Mortgage Lender as of the time immediately prior to such prepayment; and (ii) in respect of the portion of any such prepayment which is to be paid to Mortgage Lender, Mortgage

Borrowers shall be obligated to pay the yield maintenance premium contemplated in Section 2.4.1 of the Mortgage Loan Agreement. Notwithstanding the forgoing provisions of this clause (a) to the contrary, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, Mortgage Lender is required to apply its share of any voluntary prepayment made by Borrower or Mortgage Borrowers, in its election, to the payment of the obligations of a monetary nature owed to Mortgage Lender under the Mortgage Loan Documents, or to the Obligations of a monetary nature owed to Lender under the Loan Documents in any order, priority and proportions as Mortgage Lender shall elect in its sole discretion from time to time, provided that at such time as all Mortgage Debt and other obligations of a monetary nature owed to Mortgage Lender under the Mortgage Loan Documents are paid in full, then any remainder of such voluntary prepayment shall be paid to Lender, as a distribution permitted by applicable law, within two (2) Business Days thereafter for application in accordance with the terms of the Loan Documents if the Debt (or any portion thereof) is then outstanding, until the Debt and Other Obligations are paid in full. Within two (2) Business Days after the Debt and Other Obligations are paid in full, any remaining balance of such voluntary prepayment shall be disbursed to Borrower. Any prepayments paid to Lender following the application thereof by Mortgage Lender upon the occurrence of and during the continuance of a Mortgage Loan Event of Default in accordance with the immediately preceding sentence or Section 2.6.4 of the Mortgage Loan Agreement shall be applied by Lender to the prepayment of the Debt (subject to the applicable provisions of Section 2.4 hereof) or to any other Obligations of a monetary nature owed to Lender in respect of the Loan in any order, priority and proportions as Lender shall elect in its sole discretion from time to time;
(b) to the extent any portion of Net Proceeds shall be paid to Lender in accordance with the requirements of Section 2.6.4(b) of the Mortgage Loan Agreement, any such sums shall be applied by Lender to the prepayment of the Debt (subject to the applicable provisions of Section 2.4 hereof) or to any Other Obligations of a monetary nature owed to Lender in respect of the Loan in any order, priority and proportions as Lender shall elect in its sole discretion from time to time until all of the Debt and Other Obligations of a monetary nature owed to Lender are paid in full, and then the balance disbursed to Borrower within two (2) Business Days after the Debt and Other Obligations are paid in full;
(c) to the extent any Reserve Funds or other cash collateral held by or on behalf of Mortgage Lender, whether in the Cash Management Account or otherwise, including, without limitation, any Net Proceeds then being held by Mortgage Lender are paid to Lender in accordance with the requirements of Section 2.6.4(c) of the Mortgage Loan Agreement, any such sums shall be applied by Lender to the prepayment of the Debt (subject to the applicable provisions of Section 2.4 hereof) or Other Obligations of a monetary nature, in any order, priority and proportions as Lender shall elect in its sole discretion from time to time, until all Debt and Other Obligations of a monetary nature owed to Lender are paid in full, and then the balance disbursed to Borrower within two (2) Business Days after the Debt and Other Obligations are paid in full; and
(d) to extent any Rents received by Mortgage Lender are paid to Lender in accordance with the requirements of Section 2.6.4(d) of the Mortgage Loan Agreement, any such sums shall be applied by Lender to the prepayment of the Debt (subject to the applicable provisions of Section 2.4 hereof) or Other Obligations of a monetary nature in any order, priority and proportions as Lender shall elect in its sole discretion from time to time, until all Debt and Other Obligations of a monetary nature owed to Lender are paid in full, and then the balance disbursed to Borrower within two (2) Business Days after the Debt and Other Obligations are paid in full.

Section 2.8 Cash Management.
2.8.1 Lockbox Account. (a) During the term of the Loan Borrower shall cause Mortgage Borrowers to establish and maintain a segregated account (the “Lockbox Account”) with the Lockbox Bank in trust for the benefit of Mortgage Lender, which Lockbox Account shall be under the sole dominion and control of Mortgage Lender pursuant to and in accordance with the Mortgage Loan Documents.
(b) Borrower shall cause Mortgage Borrowers and/or Manager to comply with the applicable provisions in the Mortgage Loan Agreement relating to the Lockbox Account and the Lockbox Bank.
2.8.2 Cash Management Account. Borrower shall cause each Mortgage Borrower to (i) grant to Mortgage Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) take all actions reasonably requested by Mortgage Lender to maintain in favor of Mortgage Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower shall cause Mortgage Borrowers and/or Manager to comply with the applicable provisions in the Mortgage Loan Agreement relating to the Cash Management Account.
2.8.3 Mezzanine Loan Cash Management. In the event Mortgage Lender waives the requirement of Mortgage Borrowers to maintain the Lockbox Account or the Cash Management Account or in the event that the Mortgage Loan has been repaid in full, Lender shall have the right to require Borrower to establish and maintain a cash management account that would operate in the same way as the Lockbox Account and/or the Cash Management Account, provided that Lender has obtained written consent from the Mortgage Lender in the event the Mortgage Loan is still outstanding.
ARTICLE 3
CONDITIONS PRECEDENT
Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower, or waiver by Lender, of the following conditions precedent no later than the Closing Date:
3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.
3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.
(a) Pledge Agreement; other Loan Documents. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Pledge Agreement and the delivery of Certificates evidencing the Pledged Company Interests, UCC Financing Statements and such other documents required pursuant to the Pledge Agreement, in the reasonable judgment of Lender, so as to effectively create valid and enforceable first priority Liens upon the Collateral, in favor of Lender, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.
(b) Title Insurance. Lender shall have received a UCC Title Insurance Policy (the “UCC Title Insurance Policy”) issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such UCC Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Pledge Agreement creates a valid first lien on the Collateral intended to be encumbered thereby, free and clear of all exceptions from coverage other than applicable Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The UCC Title Insurance Policy shall be assignable, to the extent permitted under applicable state law. Lender shall have received the Title Insurance Policy, together with a mezzanine lender’s endorsement with respect to the owner’s title insurance policy for each Property, in form and substance satisfactory to Lender. Lender also shall have received evidence that all premiums in respect of such UCC Title Insurance Policy and such mezzanine lender’s endorsement have been paid.
(c) Survey. Lender shall have received a current Survey in respect of each Property, which shall be certified to the Title Company, the applicable Mortgage Borrower and Mortgage Lender and their respective successors and assigns, in form and content satisfactory to Lender (provided that with respect to surveys that are not more than one (1) year old from the date of their last certification, Lender will not require the surveyor to take any action involving revisiting the applicable Property) and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 2005. Each Survey shall reflect the same legal description contained in the applicable Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the applicable Property reasonably satisfactory to Lender. The applicable surveyor’s seal shall be affixed to the Survey for each Property and such surveyor shall provide a certification for the applicable Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable by Mortgage Borrowers for the existing policy period and if requested by Lender, any evidence in Borrower’s possession that tenants under Leases who have obtained Policies have paid insurance premiums for such Policies which are then due and owing.
(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in each case from licensed engineers satisfactory to Mortgage Lender in respect of each Property, and otherwise satisfactory in form and substance to Lender, and either addressed to Mortgage Lender, and its successors and assigns, or Mortgage Lender shall also have received reliance letters addressed to Mortgage Lender and related lenders holding a pledge of equity interests in the applicable Mortgage Borrowers, satisfactory in form and substance to Mortgage Lender.
(f) Zoning. Lender shall have received, at Lender’s option, in respect of each Property, either (i) (A) letters or other evidence with respect to such Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws or a zoning report from a reputable firm, in form and substance satisfactory to Lender, and (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, to the extent available in the State in which the applicable Property is located or (ii) a zoning opinion letter with respect to such Property, in each case in substance reasonably satisfactory to Lender.
(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date on the Collateral, and Lender shall have received satisfactory evidence thereof.
3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.
3.1.5 Delivery of Organizational Documents.
(a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower, each Mortgage Borrower and each Principal (as defined in the Mortgage Loan Agreement) of a Mortgage Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, the articles of organization, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan, the Loan Documents, the Mortgage Loan, the Mortgage Loan Documents, and the incumbency certificates, as applicable, as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Guarantor and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.
3.1.6 Opinions of Borrower’s Counsel. Lender shall have received one or more opinions, as appropriate, from Borrower’s counsel (a) with respect to non-consolidation, (b) with respect to perfection of the Collateral and (c) the due execution, authority and enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.
3.1.7 Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.
3.1.8 Basic Carrying Costs. Borrower shall have caused the Mortgage Borrowers to have paid (or cause to be paid) all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) any delinquent Taxes and (c) currently due Other Charges.
3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.
3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents or by Mortgage Borrowers under the Mortgage Loan Documents on or before the Closing Date shall have been paid or will be paid out of the proceeds of the Loan or the Mortgage Loan.
3.1.11 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each tenant of a Property.
3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, UCC Title Insurance Policy premiums, premiums relating to the mezzanine lender’s endorsement to the applicable Mortgage Borrower’s Owner’s Title Policy for its Property or Properties, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender’s counsel and all other reasonable third party out-of-pocket expenses incurred in connection with the origination of the Loan.
3.1.13 Material Adverse Change. There shall have been no Material Adverse Change in Borrower, any Mortgage Borrower, Guarantor, any Principal (as defined in the Mortgage Loan Agreement) of a Mortgage Borrower, or any Property since the date of the most recent financial statements delivered to Lender. The income and expenses of each Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without Material Adverse Change. None of the Borrower, any Mortgage Borrower, and none of the Borrower’s constituent Persons, shall be the subject of any Bankruptcy Action.

3.1.14 Leases and Rent Roll. Lender shall have received true, correct and complete copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified rent roll of each Property, reasonably satisfactory in form and substance to Lender.
3.1.15 Intentionally Omitted.
3.1.16 Tax Lot. Lender shall have received evidence that each Property constitutes one (1) or more separate tax lots, which evidence shall be satisfactory in form and substance to Lender.
3.1.17 Condition of Improvements. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise any of the collateral granted as security for the Obligations. Lender shall have received a Physical Conditions Report in respect of each Property, which report shall be satisfactory in form and substance to Lender.
3.1.18 Management Agreement. Lender shall have received a true, correct and complete copy of the Management Agreement, which shall be satisfactory in form and substance to Lender, and Lender shall have received a fully executed copy of the Management Agreement Side Letter.
3.1.19 Appraisal. Lender shall have received an appraisal of each Property, which shall be satisfactory in form and substance to Lender.
3.1.20 Financial Statements. To the extent reasonably obtainable by Borrower, Lender shall have received a balance sheet with respect to each Property for the two (2) most recent Fiscal Years and statements of income and statements of Net Cash Flow with respect to each Property for the three (3) most recent Fiscal Years, each in form and substance satisfactory to Lender. Lender shall also have received financial statements for Guarantor, in form and substance satisfactory to Lender.
3.1.21 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.
3.1.22 Compliance With Law. All real estate and tangible personal property constituting or intended to constitute any one of the Properties shall comply in all material respects with all Legal Requirements including, without limitation, the Environmental Laws, and the provisions of all Licenses. There shall be no uncured violation of any Legal Requirements including, without limitation, any Environmental Laws. All Legal Requirements relating to zoning, including (i) the size, height and volume of the Improvements, (ii) all set-back requirements, (iii) all frontage requirements relative to public roads, (iv) all parking requirements for the intended use thereof, and (v) all use requirements, shall each be fully complied with or shall be the subject of a variance which has been delivered to Lender by Borrower prior to the Closing Date and which shall be in form and substance satisfactory to Lender.

3.1.23 Intentionally Omitted.
3.1.24 No Condemnation. There shall be no pending or threatened Condemnation of any Property or any material portion of any Property.
3.1.25 Mortgage Loan. All conditions precedent to the funding of the Mortgage Loan shall have been satisfied by the Mortgage Borrowers or waived by Mortgage Lender.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations of Borrower. Borrower represents and warrants as of the date hereof and as of the Closing Date that:
4.1.1 Organization. Borrower has been duly formed and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership and management of the Mortgage Borrowers. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule IV. Borrower (a) has complied in all respects with its certificate of formation and limited liability company operating agreement or limited partnership agreement; (b) has maintained complete books and records and, except in connection with the Loan, bank accounts separate from those of its Affiliates; (c) has obeyed all limited liability company or limited partnership, as applicable, formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof); and (d) has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Agreement. The signatory hereto on behalf of Borrower has all necessary power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. The Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.
4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, any mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or Borrower’s assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower and/or Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and are in full force and effect.
4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, any Mortgage Borrower, Guarantor or, to Borrower’s actual knowledge, any Property, which actions, suits or proceedings, if determined against Borrower, any Mortgage Borrower, Guarantor or any Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, any Mortgage Borrower, Guarantor or the condition or ownership of any Property.
4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, any Mortgage Borrower or any Property, or Borrower’s or any Mortgage Borrower’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor any Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, any Mortgage Borrower or any Property are bound. Neither Borrower nor any Mortgage Borrower has any material financial obligation under any indenture, any mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or such Mortgage Borrower is a party or by which Borrower, any such Mortgage Borrower, the Collateral or the Property or Properties owned by Borrower or such Mortgage Borrower, as applicable, is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property or Properties owned by such Mortgage Borrower as permitted pursuant to clause (u) of the definition of “Special Purpose Entity” set forth in Section 1.1 of the Mortgage Loan Agreement, and (b) the obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.
4.1.6 Title.
(a) Fee simple title to each Property is, or contemporaneously with the funding of the Loan will be, owned by a Mortgage Borrower hereunder free and clear of all Liens whatsoever except the Permitted Encumbrances. To Borrower’s actual knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of any Property (as currently used) or (x) any Mortgage Borrower’s ability to repay the Mortgage Loan or (y) Borrower’s ability to repay the Loan. Except as set forth in the Title Insurance Policies, there are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b) Borrower is the record and beneficial owner of, and has good and marketable title to the Collateral, free and clear of all Liens whatsoever except the Liens created by the Loan Documents. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral, will create a valid, perfected first priority lien on, and security interest in and to, the Collateral, all in accordance with the terms thereof.
4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. After giving effect to the Loan, the fair saleable value of Borrower’s assets are greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out Borrower’s business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond Borrower’s ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any Mortgage Borrower or any of their constituent Persons, and neither Borrower, any Mortgage Borrower, nor any of their constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, any Mortgage Borrower nor any of their constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any petition against Borrower, any Mortgage Borrower or any of their constituent Persons.
4.1.8 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower (i) in connection with the Loan Application, (ii) in this Agreement, or (iii) in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, Borrower, the Collateral, any Mortgage Borrower, any Property or the business, operations or condition (financial or otherwise) of Borrower, any Mortgage Borrower, or Guarantor.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by Borrower and Guarantor with the provisions hereof will not involve any Prohibited Transaction. Neither Guarantor nor Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) neither Borrower, Mortgage Borrowers, Guarantor or ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and neither Borrower, Mortgage Borrowers, Guarantor nor any ERISA Affiliate has any contingent liability, other than COBRA continuation of coverage obligations imposed by state law, with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to the Lender in writing.
4.1.10 Compliance. Borrower, Mortgage Borrowers and the Property or Properties owned by such Mortgage Borrowers (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower’s actual knowledge, there has not been committed by Borrower, Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of any Property, any act or omission affording any Governmental Authority the right of forfeiture as against one or more of the Properties or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Neither the Improvements as constructed at each Property, nor the use of any Property by tenants under the Leases and the contemplated accessory uses will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or record, or agreements affecting any Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use any Property is to any extent dependent upon or related to any real estate other than the applicable Property.

4.1.11 Financial Information. All financial data with respect to Borrower, the Collateral, each Mortgage Borrower, each Property and Guarantor, including, without limitation, the statements of Net Cash Flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property or the Collateral identified therein and Borrower, each Mortgage Borrower and Guarantor as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently used) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a materially adverse effect on Borrower, the Collateral, any Mortgage Borrower or any Property or the operation thereof as a retail, office or a commercial property, as applicable, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operation or business of Borrower, any Mortgage Borrower or Guarantor from that set forth in said financial statements.
4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of any Property or for the relocation of any roadway providing access to any Property.
4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14 Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property. All roads necessary for the use of each Property for such Property’s current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. There is no on site sewage disposal system and each Property is served by a sewer system maintained by a Governmental Authority or property owners association.
4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.
4.1.16 Separate Lots. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.
4.1.17 Assessments. Except as set forth in the Title Insurance Policy there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
4.1.19 No Prior Assignment. There are no prior assignments of any Mortgage Borrower’s interest in the Leases or all or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents.
4.1.20 Insurance. Borrower has caused Mortgage Borrowers to obtain (or caused to be obtained) and deliver (or caused to be delivered) to Lender insurance certificates in form and substance reasonably satisfactory to Lender, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in Section 6.1 of the Mortgage Loan Agreement. To Borrower’s actual knowledge, no claims provided to Borrower relating to the Properties have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and no Person, including Borrower and any Mortgage Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.
4.1.21 Use of Property. Each of the Properties is used for a use permitted under the applicable Lease demising such Property and other appurtenant and related uses.
4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits (and any applicable liquor license) required for the legal use, occupancy and operation of each of the Properties by each applicable tenant under the applicable Lease for such Property (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall cause each Mortgage Borrower to keep and maintain (or cause to be kept and maintained) all Licenses necessary for the operation of the Property or Properties owned by such Mortgage Borrower as a retail, office or commercial property, as applicable. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property.
4.1.23 Flood Zone. Except as may be set forth in Schedule IX attached hereto, none of the Improvements on any of the Properties are located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing and Urban Development as an area having special flood hazards categorized as Zone “A” or Zone “V” or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) of the Mortgage Loan Agreement is in full force and effect with respect to such Property.

4.1.24 Physical Condition. Except as set forth in the Physical Conditions Reports, each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. To Borrower’s actual knowledge, there exists no structural or other material defects or damages in any Property, whether latent or otherwise, and none of Borrower or any Mortgage Borrower has received any notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
4.1.25 Boundaries. To Borrower’s actual knowledge, except as set forth on the Surveys, all of the Improvements which were included in determining the appraised value of each of the Properties lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon any of the Properties, and no easements or other encumbrances upon any Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property except those which are insured against by the applicable Title Insurance Policy, provided that to the extent any of such matters are shown on any survey, no such matter materially affects (i) the value of the applicable Property, (ii) access to such Property, or (iii) the use of such Property.
4.1.26 Leases. The Properties are not subject to any Leases other than the Leases described in Schedule II attached to the Mortgage Loan Agreement and made a part thereof. No Property has more than one Lease, as of the date hereof (other than one or more subleases in effect at the Property, to the extent Borrower has notified (or caused Mortgage Borrowers to notify) Mortgage Lender of the existence of any such sublease as listed on Schedule II attached to the Mortgage Loan Agreement or to the extent that any such sublease is set forth on Schedule B of the applicable Title Insurance Policy). The tenant under each Lease is currently operating its business within the Improvements demised thereby. Each Mortgage Borrower is the owner and lessor of landlord’s interest in the Leases appurtenant to the Property or Properties owned by such Mortgage Borrower. No Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, except as may be disclosed in any tenant estoppel certificates delivered to Lender there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder (except for defaults which have been summarized on Schedule II attached to the Mortgage Loan Agreement). The copies of the Leases and any related guaranty (including all amendments thereof) delivered to Lender are accurate, true and complete, and there are no oral agreements or additional amendments or other agreements with respect thereto. No Rent (other than security deposits, if any, listed on Schedule II attached to the Mortgage Loan Agreement) has been paid more than one (1) month in advance of its due date. Except as may be disclosed in any tenant estoppel certificates delivered to Lender, all work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord under such Lease to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment (other than to Mortgage Borrower and Mortgage Lender), hypothecation or pledge of any Lease or of the Rents received therein which is still in effect (other than assignments, hypothecations or pledges which may have been made by the tenants under the Leases). To Borrower’s actual knowledge, except as listed on Schedule II attached to the Mortgage Loan Agreement, no tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part (other than rights of first refusal or rights of first offer described in any Leases delivered to Lender prior to the date hereof, which are listed in Schedule II attached to the Mortgage Loan Agreement). No tenant under any Lease has any right or option for additional space in the Improvements. To Borrower’s actual knowledge and except as disclosed in any environmental reports delivered to Lender in connection with the Loan, no Hazardous Substances have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any actual knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any Hazardous Substances, except in either event, in compliance with applicable Environmental Laws.
4.1.27 Survey. To Borrower’s actual knowledge, the Surveys and related survey certifications for the Properties delivered to Lender in connection with this Agreement have been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and do not fail to reflect any material matter affecting the Properties depicted thereon or the title thereto.
4.1.28 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware.
4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of (i) the Collateral to the Borrower and (ii) each of the Properties to the Mortgage Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of (i) the Loan Documents, including, without limitation, the Pledge Agreement and (ii) Mortgage Loan Documents, including without limitation, each of the Mortgages, have been paid or are being paid simultaneously herewith, and, under current Legal Requirements, the Pledge Agreement and the other Loan Documents are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) each of Borrower and Principal is, shall be and shall continue to be a Special Purpose Entity and (ii) each Mortgage Borrower and each Principal (as defined in the Mortgage Loan Agreement) of each Mortgage Borrower is, and Borrower shall cause each of them to be, and shall cause each of them to continue to be, a Special Purpose Entity (as defined in the Mortgage Loan Agreement).

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(c) All of the facts stated and all of the assumptions made in the Insolvency Opinion with respect to Borrower, each of the Mortgage Borrowers, the Principal, Guarantor and their Affiliates, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and all facts stated and all assumptions made with respect to Borrower, each of the Mortgage Borrowers, the Principal, Guarantor and their Affiliates in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects. Borrower has complied and will comply with, and each Mortgage Borrower and Principal has complied and Borrower will cause each Mortgage Borrower and Principal to comply with, all of the assumptions made with respect to Borrower, such Mortgage Borrower and such Principal, as applicable, in the Insolvency Opinion, in all material respects. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower, such Mortgage Borrower and such Principal in any Additional Insolvency Opinion in all material respects. Each entity, other than Borrower, each of the Mortgage Borrowers, Principal and Lender, with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion in all material respects.
(d) Borrower covenants and agrees that it shall provide Lender with not less than thirty (30) days’ prior written notice prior to the removal of an Independent Director or Independent Manager of Borrower, any Mortgage Borrower and/or Principal, provided that such removal shall only be effective, so long as Lender shall have the right to confirm that at the time of such removal, Borrower (or Mortgage Borrower) shall be replacing the same with an Independent Director or Independent Manager, as the case may be, of Borrower (or Mortgage Borrower) and/or Principal who shall meet all of the applicable requirements set forth in this Agreement with respect to any such replacement Independent Director or Independent Manager, as the case may be, of Borrower, any Mortgage Borrower and/or Principal.
4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.
4.1.32 Illegal Activity. No portion of the Collateral or any Property has been or will be purchased with proceeds of any illegal activity.
4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of any of the Properties or the business operations and/or the financial condition of Borrower or any Mortgage Borrower or Guarantor. Borrower, each Mortgage Borrower and Guarantor has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35 Embargoed Person; OFAC. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any Mortgage Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”) with the result that the Loan made by Lender is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, any Mortgage Borrower, Principal or Guarantor, as applicable, with the result that the Loan is or would be in violation of law, and (c) none of the funds of Borrower, any Mortgage Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the Loan is or would be in violation of law. Neither Borrower, Mortgage Borrowers nor Guarantor are (or will be) Persons with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and are not and shall not engage in any dealings or transactions or otherwise be associated with such persons with the result that the Loan is or would be in violation of law. In addition, to help the US Government fight the funding of terrorism and money laundering activities, the Patriot Act requires the Lender to obtain, verify and record information that identifies its customers. Borrower shall provide and shall cause each Mortgage Borrower to provide the Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with the Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.
4.1.36 Cash Management Account. (a) Other than in connection with the Mortgage Loan Documents, no Mortgage Borrower has sold or otherwise conveyed the Lockbox Account and the Cash Management Account;
(b) Each of the Lockbox Account and the Cash Management Account constitute a “deposit account” within the meaning of the Uniform Commercial Code of the State of New York);

(c) Pursuant and subject to the terms of the Mortgage Loan Documents, the Lockbox Bank has agreed to comply with all instructions originated by Mortgage Lender, without further consent by Borrower or any Mortgage Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and
(d) The Lockbox Account and the Cash Management Account are not in the name of any Person other than Mortgage Borrowers, collectively, as pledgor, or Mortgage Lender, as pledgee.
4.1.37 Filing of Returns. Borrower and Guarantor have filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by such party and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being contested in good faith. Borrower and Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods in accordance with GAAP (or such other accounting basis acceptable to Lender). Neither the Borrower nor Guarantor, know of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower any Mortgage Borrower, Guarantor, the Collateral or any Property.
4.1.38 REA. To Borrower’s actual knowledge, each REA is in full force and effect and no Mortgage Borrower nor, to the best of Borrower’s knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth in the Title Insurance Policies, the REA have not been modified, amended or supplemented.
4.1.39 Intentionally omitted.
4.1.40 No Ground Leases. None of the Properties is subject to any ground lease where a Mortgage Borrower or an Affiliate thereof is ground tenant thereunder.
4.1.41 Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

4.1.42 List of Mortgage Loan Documents. There are no Mortgage Loan Documents other than those set forth on Schedule X attached hereto. Borrower has or has caused to be delivered to Lender true, complete and correct copies of all Mortgage Loan Documents, and none of the Mortgage Loan Documents have been amended or modified as of the date thereof other than as set forth on Schedule X attached hereto.
Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing by Borrower to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 5
BORROWER COVENANTS
Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations or the earlier release of the Lien of the Pledge Agreement (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
5.1.1 Existence; Compliance with Legal Requirements. Borrower shall (and shall cause Mortgage Borrowers to, as applicable) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and to comply with all Legal Requirements applicable to Borrower, such Mortgage Borrower, the Collateral and the Property or Properties, including, without limitation, building and zoning ordinances and codes. There shall never be committed by Borrower, and Borrower shall not permit Mortgage Borrower to permit any other Person in occupancy of or involved with the operation or use of any Property or the Collateral to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Collateral, any Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to permit or cause Mortgage Borrowers to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause Mortgage Borrowers to maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep or cause Mortgage Borrowers to keep the Property or Properties owned by such Mortgage Borrower in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the applicable Mortgage. Borrower shall cause Mortgage Borrowers to cause the Property or Properties owned by such Mortgage Borrower to be insured at all times by financially sound and reputable insurers, to such extent and against such risks, and cause to be maintained liability and such other insurance, as is more fully provided in this Agreement. Borrower shall cause each Mortgage Borrower to operate the Property or Properties owned by such Mortgage

Borrower to be operated in accordance with the terms and provisions of any O&M Agreement applicable to such Property in all material respects. After prior notice to Lender, Borrower, at its own expense, may contest (or cause Mortgage Borrowers to contest) by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, such Mortgage Borrower or the Property or Properties owned by such Mortgage Borrower or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower or such Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Collateral, the Property or Properties owned by such Mortgage Borrower nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall (or shall cause Mortgage Borrowers to), upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, the Collateral, such Mortgage Borrower and the Property or Properties owned by such Mortgage Borrower; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Mortgage Lender (pursuant to the Mortgage Loan Agreement), to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral or any Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Notwithstanding the foregoing provisions of this Section 5.1.1, to the extent the Lease with a tenant remains in effect and such tenant remains liable for the obligations under its Lease, such tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 5.1.1, the provisions set forth in such Lease shall govern and control, provided that if such tenant loses such contest, or if as a result of any legal proceeding or enforcement action by a Governmental Authority in respect of such foregoing provisions, title to any Property is in imminent risk of being transferred, Borrower shall cause the applicable Mortgage Borrower to pay for any sums ultimately owed to any Governmental Authority (including any penalty payments, interests charges or other similar sums owed to such Governmental Authority) or complying with the foregoing provisions of this Section 5.1.1.
5.1.2 Taxes and Other Charges. Borrower shall pay, or shall cause Mortgage Borrowers to pay (or tenants to pay, to the extent any tenant is obligated to make such payments under its Lease) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or Properties owned by such Mortgage Borrower, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to cause Mortgage Borrowers to directly pay (or cause Mortgage Borrower’s tenant(s) to pay) Taxes shall be suspended for so long as Borrower causes such Mortgage Borrower to comply with the terms and provisions of Section 7.2 of the Mortgage Loan Agreement in respect of the Property or Properties owned by such Mortgage Borrower. Borrower shall furnish or caused to be furnished to Lender receipts or other evidence satisfactory to Lender for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, (i) Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 7.2 of the Mortgage Loan Agreement hereof, and (ii) if the tenant under a Lease pays such Taxes or Other Charges directly to the applicable authority and Borrower causes such Mortgage Borrower to timely request and diligently pursue evidence of payment, and further provided that no enforcement action has been commenced by the applicable authority resulting from such tenant’s failure to pay Taxes or Other Charges, Borrower shall have an additional thirty (30) day period to provide such evidence to Lender. Borrower shall not suffer and shall not permit Mortgage Borrowers to suffer and shall cause Mortgage Borrowers to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against any Property or the Collateral (other than Permitted Encumbrances), and shall promptly pay or cause Mortgage Borrowers to promptly pay for or cause to be paid all utility services provided to the Properties. After prior notice to Lender, Borrower, at its own expense, may contest (or cause Mortgage Borrowers to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower or such Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Collateral or the Property or Properties owned by such Mortgage Borrower nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall or shall cause Mortgage Borrowers to promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property or Properties owned by such Mortgage Borrower (except that if such Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause such Mortgage Borrower to cause the same to be paid prior to delinquency, and upon making such payment prior to delinquency Borrower may (or may permit such Mortgage Borrower to) continue such contest); and (f) Borrower shall furnish or cause Mortgage Borrowers to furnish such security as may be required in the proceeding, or as may be reasonably requested by Mortgage Lender (pursuant to the Mortgage Loan Agreement), to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage encumbering such Property being primed by any related Lien (other than Permitted Encumbrances).
Notwithstanding the foregoing provisions of this Section 5.1.2, to the extent the Lease with a tenant remains in effect and such tenant remains liable for the obligations under this Lease, such tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 5.1.2, the provisions set forth in such Lease shall govern and control, so long as no Governmental Authority commences any enforcement action in connection with the non-payment of any Taxes or Other Charges which could result in a transfer of title to the applicable Property, and in addition Borrower shall cause the applicable Mortgage Borrower to pay any sums ultimately owed to any Governmental Authority in connection with any applicable Taxes or Other Charges (including any penalty payments, interest charges or similar monetary sums owed to such Governmental Authority).

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or proceedings by any Governmental Authority pending or threatened in writing against Borrower, Mortgage Borrowers, the Collateral and/or Guarantor which might materially adversely affect Borrower’s, such Mortgage Borrower’s or Guarantor’s condition (financial or otherwise) or business or the Property or Properties owned by such Mortgage Borrower.
5.1.4 Access to Property. Subject to the rights of tenants under the Leases, Borrower shall cause Mortgage Borrowers to permit agents, representatives and employees of Lender to inspect the Property or Properties owned by such Mortgage Borrower or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). So long as no Event of Default then exists, such inspection shall be at Lender’s sole cost and expense. During the occurrence and continuance of an Event of Default, such inspection shall be at Borrower’s sole cost and expense.
5.1.5 Notice of Default. Borrower shall promptly advise Lender of any Material Adverse Change in Borrower’s, Mortgage Borrowers’ or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, including any Mortgage Loan Default or Mortgage Loan Event of Default.
5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.
5.1.8 Award and Insurance Benefits. Borrower shall cooperate or cause Mortgage Borrowers to cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property or Properties owned by such Mortgage Borrower, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower or such Mortgage Borrower of the reasonable expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting such Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a) furnish or cause Mortgage Borrowers to furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower (in respect of the Property or Properties owned by such Mortgage Borrower) pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;
(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and
(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
5.1.10 Mortgage Taxes. Borrower shall cause Mortgage Borrowers simultaneously herewith to pay all state, county and municipal recording, intangible and all other taxes imposed upon the execution and recordation of the Mortgage or the execution and delivery of the Mortgage Note or the Note.
5.1.11 Financial Reporting. (a) Borrower will (and shall cause Mortgage Borrowers to) keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property or Properties. Lender shall have the right, from time to time at all times during normal business hours upon reasonable notice (which may be verbal), to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to any Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s reasonable request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower, Mortgage Borrowers, Guarantor and the Property or Properties.

(b) Borrower will furnish or cause to be furnished to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Mortgage Borrowers’ combined annual financial statements and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonable acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) and containing statements of profit and loss and a balance sheet for Mortgage Borrowers (taken as a whole) and Guarantor. Such statements of Mortgage Borrowers shall set forth the financial condition and the results of operations for the Properties on a combined basis for such Fiscal Year. Mortgage Borrowers’ annual financial statements shall be accompanied by (i) a comparison of its budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant in respect of Mortgage Borrowers reasonably acceptable to Lender, (iii) occupancy statistics for the Properties, and (iv) a schedule with amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses and (v) an Officer’s Certificate of Mortgage Borrower certifying that each annual financial statement fairly presents the financial condition and the results of operations of Mortgage Borrowers and the Properties subject to such reporting, and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender and consistently applied) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (ii) an Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender and consistently applied) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c) Borrower will furnish, or cause to be furnished, to Lender (I) on or before forty-five (45) days after the end of each fiscal quarter (except that for the period from the date hereof through the end of July, 2010, such items shall be provided on a monthly basis) and (II) prior to a Securitization or during the occurrence and continuance of an Event of Default or a Cash Management Period, on or before thirty (30) days after the end of each calendar month (except for the months of January and the last month of a quarter), in each case the following items, accompanied by an Officer’s Certificate of Mortgage Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Mortgage Borrowers, and the Properties (subject to normal year-end adjustments) as applicable: (i) an occupancy report/rent roll of the Properties for the subject month or quarter; (ii) quarterly (except for the period from the date hereof through the end of July, 2010, such statements shall be provided on a monthly basis) or monthly, as applicable, and year-to-date operating statements (including Capital Expenditures) of Mortgage Borrowers prepared for each calendar month or quarter, as applicable, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Account and the Rollover Reserve Account), and, upon Lender’s reasonable request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form satisfactory to Lender; (iii) a calculation in respect of all Mortgage Borrowers and all Properties reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month or quarter, as applicable; and (iv) a schedule with amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. In addition, (i) such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days and (ii) Borrower shall deliver prompt notice (containing reasonable detail) of any material changes in the financial or physical condition of the Properties, including without limitation, any termination or cancellation of terrorism or other insurance required under the Mortgage Loan Agreement.
(d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall or shall cause Mortgage Borrowers to submit to Lender an Annual Budget in respect of the Property or Properties owned by Mortgage Borrowers, not later than sixty (60) days prior to the commencement of such period or Fiscal Year, in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower or any Mortgage Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly cause Mortgage Borrowers to revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections), and Borrower shall promptly cause Mortgage Borrowers to revise the same in accordance with the process described in this subsection (d) until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, Other Charges and utilities expenses.
(e) In the event that Borrower or any Mortgage Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall (or shall cause Mortgage Borrowers to) promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.
(f) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage or mezzanine loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Mortgage Borrower, any Guarantor and the Properties, whether furnished by Borrower, any Mortgage Borrower, any Guarantor, or otherwise, as Lender reasonably determines necessary or desirable. Borrower irrevocably waives any and all rights which it may have under any applicable Legal Requirements to prohibit such disclosure, including, but not limited, to any right of privacy. Lender agrees that it will direct any recipients of the foregoing information to keep all non-public information confidential.

(g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties, the Mortgage Borrowers, the Collateral, Guarantor and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with any Securitization to such parties requesting such information in connection with such Securitization, provided that Lender shall direct such parties to keep all non-public information confidential.
5.1.12 Business and Operations. Borrower will cause Mortgage Borrowers to continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower shall cause Mortgage Borrowers to qualify to do business, and to remain in good standing, under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.
5.1.13 Title to the Property and Collateral.
(a) Borrower will cause each Mortgage Borrower to warrant and defend the title to the Property or Properties owned by such Mortgage Borrower and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances). Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Property, other than as permitted hereunder, is claimed by another Person.
(b) Borrower will warrant and defend (a) the title to the Collateral and every part thereof, subject only to Liens permitted upon the Collateral hereunder and (b) the validity and priority of the Lien of the Pledge Agreement, subject only to Liens upon the Collateral permitted hereunder against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.
5.1.14 Costs of Enforcement. In the event (a) that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby, or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, any Mortgage Borrower or any of their constituent Persons or an assignment by Borrower, any Mortgage Borrower or any of their constituent Persons for the benefit of their creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with, jointly and severally, and shall pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.
(b) To the extent Mortgage Lender requests Mortgage Borrowers deliver tenant estoppel certificates pursuant to the Mortgage Loan Agreement, Borrower shall cause each Mortgage Borrower to use commercially reasonable efforts to deliver to Mortgage Lender and Lender, tenant estoppel certificates from each commercial tenant leasing space at the Property or Properties owned by such Mortgage Borrower in form and substance reasonably satisfactory to Mortgage Lender, provided that Borrower shall not be required to cause such Mortgage Borrowers to deliver such certificates more frequently than two (2) times in any calendar year.
(c) To the extent Mortgage Lender requests Mortgage Borrowers deliver REA estoppel certificates pursuant to the Mortgage Loan Agreement, Borrower shall cause each Mortgage Borrower owning Property that is subject to an REA to use commercially reasonable efforts to deliver to Mortgage Lender and Lender estoppel certificates from each party under the applicable REA; provided that such certificates may be in the form required under the applicable REA and that Borrower shall not be required to cause such Mortgage Borrowers to deliver such estoppel certificates more frequently than two (2) times in any calendar year.
(d) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Mortgage Loan, (ii) the Mortgage Loan Outstanding Principal Balance, (iii) the interest rate of the Mortgage Loan, (iv) the date installments of interest and/or principal were last paid on the Mortgage Loan, (v) any offsets or defenses to the payment of the Mortgage Loan, if any, and (vi) that the Mortgage Loan Documents are valid, legal and binding obligations of Mortgage Borrowers and have not been modified or if modified, giving particulars of such modification.
5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by Borrower on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.
5.1.17 Performance by Borrower. (a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) In the event a Mortgage Borrower desires to enter into or otherwise suffer or permit any amendment, waiver, supplement, or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, such Mortgage Borrower as of the date hereof, Borrower shall provide (or cause the applicable Mortgage Borrower to provide) Lender with a copy of any such proposed amendment, waiver, supplement, or other modification, and Lender shall have eight (8) days from receipt of said materials to approve of or object to the proposed amendment, waiver, supplement, or other modification of such Mortgage Loan Documents. If Lender objects to the proposed amendment, waiver, supplement, or other modification of the such Mortgage Loan Document within said eight (8) days, Borrower shall not permit Mortgage Borrower to enter into or otherwise suffer or permit such amendment, waiver, supplement or other modification. If Lender fails to respond to such request within said eight (8) days, and Borrower sends a second request for approval containing a legend clearly marked in not less than fourteen (14) point bold fact type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN FIVE (5) BUSINESS DAYS”, then Lender shall be deemed to have approved such amendment, waiver, supplement, or other modification if Lender fails to respond to such second written request before expiration of such five (5) Business Day period. The provisions of this Section 5.1.17(b) shall not apply to amendments, waivers, supplements or other modifications of the Mortgage Loan Documents that a Mortgage Borrower is required to enter into pursuant to the terms thereof.
5.1.18 Confirmation of Representations. Each Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of such Borrower as of the date of the Securitization.
5.1.19 Intentionally Omitted.
5.1.20 Leasing Matters.
(a) Any Major Lease executed after the date hereof shall require the prior written consent of Lender, which consent shall not be unreasonably withheld. Upon request, the Borrower shall cause the applicable Mortgage Borrower to furnish Lender with true, correct and complete executed copies of all such proposed Major Leases, amendments thereof and any related agreements. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the applicable Mortgage and the Lien created thereby and that the tenant thereunder agrees to attorn to Mortgage Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall cause each Mortgage Borrower (a) to observe and perform the obligations imposed upon the lessor under the Leases applicable to the Property or Properties owned by such Mortgage Borrower in a commercially reasonable manner; (b) to enforce and amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property or Properties owned by such Mortgage Borrower involved, except that such Mortgage Borrower shall not terminate or accept the surrender by a tenant of, any Major Lease unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property or Properties owned by such Mortgage Borrower; (c) not to collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (d) not to execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not to alter, modify or change the terms of any Leases in a manner inconsistent with the provisions of the Loan Documents; and (f) to execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not cause or permit any Mortgage Borrower to enter into a Lease after the date hereof of all or substantially all of the Property or Properties owned by such Mortgage Borrower without Lender’s prior written consent.
(b) Notwithstanding anything contained herein to the contrary, with respect to any Property, Borrower shall not cause or permit any Mortgage Borrower, without the prior written consent of Lender, which consent shall not be unreasonably withheld, to enter into, renew, extend, amend, modify, waive any provisions of, terminate, release any Person from liability under, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease; provided that Lender’s consent shall not be required with respect to the exercise by any tenant of any renewal and extension options set forth in its Lease.
(c) Whenever Lender’s approval or consent is required pursuant to the provisions of this Section 5.1.20, Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for approval or consent, accompanied by the applicable Lease or other item for which consent is sought. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such Lease or other item for which consent is sought if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period.
5.1.21 Alterations. Borrower shall cause Mortgage Borrowers to obtain Lender’s prior written consent to any alterations to any Improvements affecting any of the Properties, which consent shall not be unreasonably withheld except with respect to any alterations to any Improvements which may have a material adverse effect on Borrower’s or any Mortgage Borrower’s financial condition, the value of the Property intended to be subjected to such alterations or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms of any Lease executed after the date hereof, provided that such Lease shall satisfy the requirements of Section 5.1.20, (c) alterations performed in connection with the Restoration of any Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of the Mortgage Loan Agreement, or (d) alterations at any Property that will not have a material adverse effect on Borrower’s or such Mortgage Borrower’s financial condition, the value of such Property or the Net Operating Income, provided that, in the case of clause (d), such alterations (i) are either work performed pursuant to the terms of any Lease approved or deemed approved in accordance with the terms hereof, or the costs for such alterations are adequately covered in the current Approved Annual Budget applicable to such Property, (ii) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and (iii) the aggregate cost thereof does not exceed, for any Property in any annual period, the greater of: (A) ten percent (10%) of the Allocated Loan Amount for such Property or (B) Fifty Thousand Dollars ($50,000). If the total unpaid amounts due and payable with respect to alterations to any Improvements at any one Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed twenty percent (20%) of the Allocated Loan Amount for such Property (the “Threshold Amount”), to the extent that Mortgage Borrowers shall not have delivered to Mortgage Lender as security for the payment of such amounts and as additional security for the Obligations any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) either (x) a completion and performance bond and a guaranteed maximum priced contract (in form and substance satisfactory to Lender) for a general contractor (satisfactory to lender) or (y) an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, then Borrower shall promptly deliver to Lender such security. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the applicable Improvements on the applicable Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Notwithstanding the foregoing provisions of this Section 5.1.21 to the contrary, it is acknowledged that the tenant at the Apria Healthcare store in Indianapolis which is subject to a Lease with a Mortgage Borrower, desires to make certain alterations and install certain tenant improvements more particularly described in Schedule XI attached hereto at tenant’s own expense, and it is acknowledged that such Mortgage Borrower and such tenant shall not require any consent from Lender to install such alterations and tenant improvements, so long as such work is in accordance with such Schedule XI, provided Manager and/or the Mortgage Borrower that owns such Property shall be responsible for taking commercially reasonable steps in causing such Mortgage Borrower and such tenant to take appropriate corrective action if such alterations and tenant improvements fail to comply with applicable Legal Requirements and shall pursue appropriate remedies if such tenant permits any mechanic’s liens in respect of such work to be filed of record.
5.1.22 Operation of Properties. (a) Borrower shall cause each Mortgage Borrower to operate (or cause to be operated) the Property or Properties owned by such Mortgage Borrower, in all material respects, in accordance with the applicable Management Agreement or Replacement Management Agreement, as applicable. In the event that any Management Agreement expires or any Property is removed from the application of the Management Agreement (without limiting any obligation of Borrower to obtain Lender’s consent to any removal of any Property from the application of the Management Agreement or modification of any Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly cause such Mortgage Borrower to enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. Borrower will promptly notify Lender if the tenant under any Major Lease ceases to operate its business within the Improvements demised by such Major Lease.

(b) Borrower shall: (i) cause each Mortgage Borrower promptly to perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by such Mortgage Borrower under any Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Management Agreement; and (iv) cause each Mortgage Borrower to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any such Management Agreement, in a commercially reasonable manner.
5.1.23 Changes in the Legal Requirements Regarding Taxation. If any Legal Requirement or other law, order, requirement or regulation of any Governmental Authority is enacted or adopted or amended after the date the Loan is funded which imposes a tax, either directly or indirectly, on the Obligations or Lender’s interest in the Collateral (other than an income tax), Borrower must pay such tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.
5.1.24 No Credits on Account of the Obligations. Borrower shall not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Taxes assessed against any Property and no deduction shall otherwise be made or claimed from the assessed value of any Property for real estate tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.
5.1.25 Personal Property. Borrower shall cause each Mortgage Borrower to cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property or Properties owned by any such Mortgage Borrower to always be located at the applicable Property or Properties owned by any such Mortgage Borrower and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.
5.1.26 Appraisals. Mortgage Lender has the right to obtain a new or updated appraisal of one or more of the Properties under the terms of the Mortgage Loan Agreement. To the extent Mortgage Lender elects to obtain a new or updated appraisal of one or more of the Properties, Borrower shall cause the applicable Mortgage Borrowers to cooperate with Mortgage Lender in this regard.

5.1.27 Mortgage Loan Reserve Funds. Borrower shall cause each Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto.
5.1.28 Notices. Borrower shall give notice, or cause notice to be given to Lender promptly upon becoming aware of any and all the following:
(a) any Default, Event of Default, Mortgage Loan Default or Mortgage Loan Event of Default;
(b) any litigation or proceeding affecting Borrower, or, to the knowledge of Borrower, pending or threatened against any of Mortgage Borrowers, or Guarantor, which could materially adversely affect Borrower’s, any Mortgage Borrower’s or Guarantor’s condition (financial or otherwise) or business or any Property;
(c) a change in the business, operations, property or financial or other condition or prospects of Borrower, or, to the knowledge of Borrower, any Mortgage Borrower, or Guarantor which could have a material adverse effect on Borrower, any Mortgage Borrower, the ability of Borrower to perform under the Loan Documents, the ability of Mortgage Borrowers to perform under the Mortgage Loan Documents or the rights and remedies of Lender under the Loan Documents.
5.1.29 Special Distributions. On each date on which amounts are required to be disbursed to Lender pursuant to the terms of the Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, if such amounts disbursed to Lender are inadequate to pay all amounts then due and payable hereunder, then Borrower shall exercise its rights under the Mortgage Borrower Company Agreements to cause the Mortgage Borrowers to make to Borrower distributions in an aggregate amount such that Lender shall receive the amount required to be paid to Lender hereunder on such date.
5.1.30 Mortgage Loan Defaults.
(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Mortgage Loan Event of Default or if Mortgage Lender asserts that a Mortgage Loan Event of Default has occurred, Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Mortgage Borrowers, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Mortgage Borrowers, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrowers to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender upon demand therefor.

(b) Subject to the rights of tenants, Borrower hereby grants, and shall cause Mortgage Borrowers to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 5.1.30. Borrower shall not, and shall not cause or permit any Mortgage Borrower or any other Person (other than Mortgage Lender) to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Mortgage Loan Event of Default or asserted Mortgage Loan Event of Default, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral in accordance with the provisions of this Agreement and the other Loan Documents.
(c) Borrower hereby indemnifies Lender from and against all Losses of Lender as a result of the foregoing actions described in this Section 5.1.30. Lender shall have no obligation to Borrower or Mortgage Borrowers or any other party to make any such payment or performance.
(d) If Lender shall receive a copy of any notice of a Mortgage Loan Event of Default sent by Mortgage Lender to Lender or Mortgage Borrowers, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally release and waive all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence, bad faith or willful misconduct of Lender.
(e) Any Mortgage Loan Event of Default shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement, and shall remain as such, regardless of whether such Mortgage Loan Event of Default is cured by Lender.
(f) In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against any Property and any Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.
5.1.31 Mortgage Borrower Covenants. Borrower shall cause each Mortgage Borrower to comply with all obligations with which such Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Mortgage Loan Agreement) unless otherwise consented to in writing by Lender.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of the Obligations or the earlier release of the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:
5.2.1 Operation of Properties. (a) Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld) cause or permit any Mortgage Borrower to: (i) subject to Section 9.5, surrender, terminate or cancel any Management Agreement; provided, that Borrower may or may cause any Mortgage Borrower to, without Lender’s consent, replace any Manager so long as (x) the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement and (y) all Properties removed from the application of the Management Agreement are made subject to the application of such Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect, provided that the forgoing restrictions shall not extend to the terms of the Management Agreement with regard to properties subject to the application of the Management Agreement having owners separate from any Mortgage Borrower.
(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not cause or permit any Mortgage Borrower to exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, provided that the forgoing restrictions shall not extend to the terms of the Management Agreement with regard to properties having owners separate from any Mortgage Borrower.
5.2.2 Liens. Borrower shall not permit or cause any Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Collateral, the Property or Properties owned by such Mortgage Borrower or permit any such action to be taken, except:
(i) Permitted Encumbrances;
(ii) Liens created by or permitted pursuant to the Loan Documents or the Mortgage Loan Documents; and
(iii) Liens for Taxes or Other Charges not yet due.
5.2.3 Dissolution. Borrower shall not, without obtaining the prior written consent of Lender (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership of the Collateral, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) unless required by applicable law, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal or any Mortgage Borrower to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such Mortgage Borrower or any such Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) unless required by applicable law, amend, modify, waive or terminate the certificate of limited partnership or partnership agreement of any Mortgage Borrower or any such Principal, in each case, without obtaining the prior written consent of Lender.

5.2.4 Change in Business. Borrower shall neither enter into any line of business other than the ownership of the Collateral nor make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Borrower shall not cause any Mortgage Borrower to enter into any line of business other than the ownership and operation of the Property or Properties owned by such Mortgage Borrower, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. In addition, Borrower shall not permit or cause Mortgage Borrower to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to any Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of such Mortgage Borrower’s business.
5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.
5.2.6 Zoning. Borrower shall not initiate or cause any Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or Properties owned by such Mortgage Borrower or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property or Properties owned by such Mortgage Borrower in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender.
5.2.7 No Joint Assessment. Borrower shall not cause or allow any Mortgage Borrower to suffer, permit or initiate the joint assessment of all or any portion of the Property or Properties owned by such Mortgage Borrower (a) with any other real property constituting a tax lot separate from the Property or Properties owned by such Mortgage Borrower, and (b) which constitutes real property with any portion of the Property or Properties owned by such Mortgage Borrower which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.
5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the prior written consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization.

5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. In the event an inadvertent Prohibited Transaction occurs, Borrower will take all steps necessary to correct the Prohibited Transaction as soon as possible after having actual knowledge of the Prohibited Transaction.
(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:
(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);
(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2);
(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or
(D) The Loan meets the requirements of PTE 95-60, 90-1, 84-14 or similar exemption.
5.2.10 Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its members, stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, owning the Collateral in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Collateral.

(b) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not (and shall not permit any Mortgage Borrower to), and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Collateral, the Properties or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of any interest in any Restricted Party or (iii) incur Indebtedness (other than the Indebtedness permitted pursuant to the terms of this Agreement) (any of the foregoing transactions, a “Transfer”), other than (A) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, (B) the Loan Documents and (C) the Mortgage Loan and the granting of security interests pursuant to the Mortgage Loan Documents.
(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Collateral, or any part thereof, or any Mortgage Borrower agrees to sell any Property or any part thereof, for a price to be paid in installments; (ii) an agreement by any Mortgage Borrower leasing all or substantially all of the Property or Properties owned by such Mortgage Borrower for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, such Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(d) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer, and so long as all of the applicable conditions contained therein shall have been fulfilled, such transfer may occur without consent from Lender: (i) transfers of shares in Cole Credit Property Trust I, Inc. or Cole Credit Property Trust III, Inc. or (ii) transfers of ownership interests in any Restricted Party and ownership interests in any member, partner or shareholder of any Restricted Party to any Affiliate or subsidiary of a Restricted Party, provided that, at all times, Christopher H. Cole, Cole Holdings Corporation, Cole Credit Property Trust I, Inc. or Cole Credit Property Trust III, Inc. continues to Control the Restricted Party, provided after giving effect to such transfer, (A) the Person receiving such interest and each Restricted Party who shall exist following such transfer, shall be able to satisfy (x) the requirements and representations set forth in Sections 5.2.10(f)(v), (vii) and (viii) of the Mortgage Loan Agreement, and Section 4.1.35 hereof, in each case mutatis, mutandis and if the individual or individuals who have direct or indirect Control over the Person to whom such interests are to be transferred is someone other than Christopher H. Cole, such individuals shall be reasonably acceptable to Lender and (B) Borrower shall execute, or cause the applicable Person or Persons to execute, without any cost or expense to Lender, such documents and agreements as Lender may reasonably require to evidence and effectuate said transfer and deliver such legal opinions as Lender may require, including, without limitation, a pledge substantially in the form of the Pledge Agreement, a new UCC Title Insurance Policy and a new mezzanine endorsement to the Owner’s Title Policy, new UCC Financing Statements or amendments to any existing UCC Financing Statements, new Certificates evidencing the Pledged Company Interests, and any other ancillary documents substantially similar to the Loan Documents executed on the Closing Date as Lender may reasonably require, all in form and substance satisfactory to Lender. It shall be a condition of any such transfer specified in the foregoing clause (ii) that Lender shall have received written confirmation from the parties to the Management Agreement that provides that all Properties, which are the subject of any such transfer, shall have been removed from the application of such Management Agreement. Lender agrees that, in connection with any transfer contemplated by the foregoing clause (ii), Borrower shall have the right to substitute a replacement guarantor for Guarantor under the Loan Documents, provided that the replacement guarantor (A) shall have a net worth at least equal to $150,000,000 and liquidity at least equal to $5,000,000, as shown on a current balance sheet of such replacement guarantor, (B) shall have made the representations and met the requirements set forth in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.11, 4.1.18, 4.1.37, 4.1.35 hereof and Section 5.2.10(f)(v), (vii) and (viii) of the Mortgage Loan Agreement, which apply to Guarantor, such that the replacement guarantor shall be deemed to make such representations and fulfill such requirements, mutatis, mutandis, (C) shall not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of such transfer, (D) shall not be involved in any pending or threatened material litigation or regulatory action which is not reasonably acceptable to Lender, and (E) shall not have defaulted under its obligations with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender. Upon the execution and delivery of any documents necessary to consummate such substitution, the original Guarantor shall be released from all liability and obligations under the Guaranty, the Environmental Indemnity and the other Loan Documents with respect to any acts or omissions after any such replacement guarantor shall have executed and delivered a replacement Guaranty and fulfilled all of the conditions set forth in the immediately preceding sentence.
(e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(f) In the event Mortgage Borrowers desire to transfer all of the Properties pursuant to Section 5.2.10(f) of the Mortgage Loan Agreement, Borrower must provide written notice of such proposed transfer to Lender contemporaneously with Mortgage Borrowers’ notification of Mortgage Lender pursuant to Section 5.2.10(f) of the Mortgage Loan Agreement, together with such information concerning the transferee(s) and the transferee(s)’ direct and indirect owners and Affiliates as Mortgage Borrowers are required to deliver to Mortgage Lender pursuant to Section 5.2.10(f) of the Mortgage Loan Agreement. Such transferee(s) and the owners of the equity interests in the transferee(s), who shall replace the Borrower, shall have an aggregate net worth and liquidity reasonably acceptable to the Lender, and the Lender must otherwise approve all other aspects of such transfer and the related elements that might affect Lender’s security interest in such transferee(s) and the owner(s) of equity interests in such transferee(s). Lender shall have fifteen (15) days from receipt of Borrower’s notice to approve of or object to the proposed transfer. If Lender objects to the proposed transfer within said fifteen (15) days, Borrower shall not permit Mortgage Borrowers to transfer the Properties in accordance with Section 5.2.10(f) of the Mortgage Loan Agreement. If Lender fails to respond within said fifteen (15) days, and Borrower sends a second request for approval containing a legend clearly marked in not less than fourteen (14) point bold fact type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN FIFTEEN (15) DAYS”, Lender shall be deemed to have approved such transfer of the Properties if Lender fails to respond to such second written request before expiration of such fifteen (15) day period. Upon a transfer in accordance with Section 5.2.10(f) of the Mortgage Loan Agreement, Borrower shall execute, or cause the applicable Person or Persons to execute, without any cost or expense to Lender, such documents and agreements as Lender may reasonably require to evidence and effectuate said transfer and deliver such legal opinions as Lender may require, including, without limitation, a pledge substantially in the form of the Pledge Agreement, a new UCC Title Insurance Policy and a new mezzanine endorsement to the Owner’s Title Policy, new UCC Financing Statements or amendments to any existing UCC Financing Statements, new Certificates evidencing the Pledged Company Interests, and any other ancillary documents substantially similar to the Loan Documents executed on the Closing Date as Lender may reasonably require, all in form and substance satisfactory to Lender.
5.2.11 REA. With respect to each Property that is subject to an REA, Borrower hereby covenants and agrees with Lender with respect to such REA to the following:
(a) Borrower shall not permit any applicable Mortgage Borrower, without Lender’s prior written consent, to materially amend, modify or supplement, or consent to or suffer any material amendment, modification or supplementation of, such REA except that Lender shall not unreasonably withhold or delay its consent to any amendment or modification which is not reasonably likely to have a material adverse affect upon any Mortgage Borrower, any Property that is subject to such REA or Gross Income from Operations;
(b) Borrower shall not permit any applicable Mortgage Borrower, without the prior written consent of Lender, as determined in its sole discretion, to take any action to terminate, surrender, or accept any termination or surrender of, such REA; and
(c) Borrower shall not permit any applicable Mortgage Borrower to assign or encumber its rights under such REA.
5.2.12 Limitations on Distributions. Following the occurrence and during the continuance of an Event of Default, (a) Borrower will cause Mortgage Borrowers to make all equity distributions directly to Lender and (b) Borrower shall not make any distributions to any Person holding an equity interest or a collateral interest in Borrower.

5.2.13 Other Limitations. Prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:
(a) except as permitted by this Agreement, permit or cause Mortgage Borrowers to refinance all or any portion of the Mortgage Loan;
(b) permit or cause Mortgage Borrowers to approve or modify the terms of any Approved Annual Budget;
(c) except as set forth in an Approved Annual Budget or as expressly permitted herein, permit or cause any Mortgage Borrower to (i) improve, renovate or refurbish of all or any part of any Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as such Property, (ii) remove, demolish or materially alter any of the improvements or equipment on any Property or (iii) materially increase in the square footage or gross leasable area of the improvements on any Property if a material portion of any of the expenses in connection therewith are paid or incurred by any Mortgage Borrower; or
(d) permit or cause any Mortgage Borrower to materially change the method of conduct of the business of any Mortgage Borrower.
5.2.14 Amendments of Mortgage Borrower Company Agreements. Except for transfers permitted under Section 5.2.10(d) above, Borrower shall not, and shall not permit any Mortgage Borrower to join in any action to, or consent to, amend, terminate, cancel or modify any Mortgage Borrower Company Agreement without the Lender’s prior written consent, provided that in the case of a transfer permitted under Section 5.2.10(d) above, Borrower and Mortgage Borrowers shall be permitted to provide for an amendment of the applicable Mortgage Borrower Company Agreements to reflect an adjustment in the membership interests in any applicable Mortgage Borrower, but in the case of any such amendments, Borrower shall cause the applicable Mortgage Borrower to deliver a copy of such executed amendment to Lender (and to the extent there is an adjustment in the membership interests, as a condition of entering into such amendment Lender shall receive a revised Certificate reflecting a certificate of equity interest in such Mortgage Borrower reflecting such adjustment, together with any modifications to the Pledge Agreement, as Lender shall reasonably require).
5.2.15 Distributions.
(a) Any and all dividends, including capital dividends, stock or liquidating dividends, distributions of property, redemptions or other distributions made by Mortgage Borrowers to Borrower on or in respect of its interests in Mortgage Borrowers (other than distributions for the payment of debt service or any prepayment hereunder), and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any such interests (collectively, the “Distributions”), shall become part of the Collateral and shall remain part of the Collateral until disbursed by Borrower as distributions to its equity owners. Notwithstanding the foregoing, Lender expressly agrees that Borrower shall be permitted to distribute to its members any Distributions Borrower receives only upon the express condition that no Event of Default has occurred and is continuing under the Loan.

(b) If any Distributions (including, but not limited to, any Net Liquidation Proceeds After Debt Service) shall be received by Borrower or any Affiliate of Borrower after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable laws, Borrower shall hold, or shall cause the same to be held, in trust for the benefit of Lender and same shall be promptly paid to Lender. Any and all revenue derived from the Properties paid directly by tenants, subtenants or occupants of the Properties shall be held and applied in accordance with the terms and provisions of this Agreement and the Mortgage Loan Agreement.
5.2.16 Refinancing of Mortgage Loan. Notwithstanding anything in this Agreement to the contrary, neither Borrower nor any Mortgage Borrower shall be required to obtain the consent of Lender to refinance the Mortgage Loan, provided that such refinancing occurs after the Lockout Period and the Loan shall have been (or shall simultaneously be) paid in full in accordance with the terms of this Agreement (including any prepayment premiums and other amounts due and payable to Lender under the Loan Documents). Borrower shall cause Mortgage Borrowers to obtain the prior written consent of Lender to enter into any other refinancing of the Mortgage Loan.
5.2.17 Limitation on Securities Issuance. Borrower shall not issue any membership interests or other securities evidencing an interest in any Mortgage Borrower other than those that have been issued as of the date hereof.
5.2.18 Acquisition of Loan.
(a) No Loan Party or any Person acting at any such Person’s request or direction, shall acquire or agree to acquire lenders’ interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect controlling ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, and any breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, any of the foregoing Persons shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Lien securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.
(b) Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Loan Party in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default, in accordance with the terms thereof and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents, in accordance with the terms thereof.

5.2.19 Material Agreements.
(a) Borrower shall not, and shall not permit any Loan Party to, enter into any Material Agreement without the consent of Lender not to be unreasonably withheld, conditioned or delayed. Upon the request of Lender with respect to Material Agreements, Borrower shall, or shall cause the applicable Loan Party to, deliver to Lender a recognition agreement from such service or material provider, among other things, providing for such Person’s continued performance should Lender become the owner of the Collateral. Each such Material Agreement and each recognition agreement relating thereto, shall be in form and substance reasonably acceptable to Lender in all respects.
(b) Except for renewals of Material Agreements and as specifically set forth herein, Borrower will not, and will not permit or cause any Loan Party to, unless required by Legal Requirements, materially amend, modify, supplement, rescind or terminate any Material Agreement, without Lender’s approval, which shall not be unreasonably withheld, conditioned or delayed, including the identity of the party to perform services under such agreement. If a material or service provider under a Material Agreement is in default in its obligations thereunder to the extent entitling the applicable Loan Party to rescind or terminate that agreement, then, provided Borrower does not terminate such agreement, and if Lender so requires, Borrower will, or will cause the applicable Loan Party to, promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment approved by Lender.
ARTICLE 6
INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS
Section 6.1 Insurance. (a) Borrower shall cause each Mortgage Borrower to maintain (or cause to be maintained) at all times during the term of the Loan, the Policies required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender (and its affiliates) to be named as mortgagee and additional name insured under each of the Policies described in Sections 6.1(a)(ii), (vii), (viii), (ix) and (x) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender (and its affiliates) to be named as mortgagee and loss payee, together with Mortgage Lender, as their interest may appear, under the Policies required under Sections 6.1(a)(i), (iii), (iv) and (vi) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Borrower shall provide Lender with evidence of all such insurance required hereunder on or before the date on which Mortgage Borrower is required to provide such evidence to Mortgage Lender.
(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, upon written notice to Borrower or any Mortgage Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral and the Properties, as applicable, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

(c) For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant to Section 6.1(a)(xi)) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. All liability insurance provided for in the Mortgage Loan Agreement shall provide insurance with respect to the liabilities of Mortgage Borrowers and Borrower. The insurance policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements of the type described in Section 6.1(e) thereof, but pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in such Section 6.1(e).
Section 6.2 Casualty and Condemnation.
6.2.1 Casualty. If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender if the estimated costs of completing Restoration are equal to or greater than Fifty Thousand and No/100 Dollars ($50,000.00), and (b) cause the applicable Mortgage Borrower promptly to commence and diligently prosecute the completion of Restoration so that the damaged Property resembles, as nearly as possible, the condition that such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrower shall pay (or cause to be paid) all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.
6.2.2 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall cause the applicable Mortgage Borrower to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall (or shall cause Mortgage Borrowers to) from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall (or shall cause Mortgage Borrowers to), at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Property or any portion thereof is taken by a Governmental Authority, Borrower shall cause the Mortgage Borrower that owns such Property promptly to commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award applicable to such Property, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.3 Restoration. Borrower shall, or shall cause the applicable Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are required to be delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with the Restoration of any Property after a Casualty or Condemnation. If any Insurance Proceeds or Awards are to be disbursed by Mortgage Lender for restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the restoration and release of the Insurance Proceeds or Awards. In the event the Mortgage Loan has been paid in full and Lender receives any Insurance Proceeds or Awards, Lender shall either apply such proceeds to the Debt or for the restoration of the Properties in accordance with the same terms and conditions contained in Section 6.4 of the Mortgage Loan Agreement.
Section 6.4 Rights of Lender. For purposes of this Article 6, Borrower shall obtain the approval of Lender for each matter requiring the approval of Mortgage Lender under the provisions of Section 6.4 of the Mortgage Loan Agreement, with each reference in any such provisions to the “Loan” to include the Mortgage Loan and the Loan, and the reference in any such provisions to the “Maturity Date” to mean the Maturity Date, as defined herein. If Mortgage Lender does not require the deposit by Mortgage Borrower of the Net Proceeds Deficiency pursuant to Section 6.4(b)(vi) of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of the Net Proceeds Deficiency in accordance with the terms of such Section (as if each reference therein to “Borrower” and “Lender” referred to Borrower and Lender, respectively). Notwithstanding the provisions of this Section 6.4 to the contrary, in the event that (1) Mortgage Lender’s consent is required for any matter pursuant to Section 6.4 of the Mortgage Loan Agreement, (2) Mortgage Lender has given such consent and (3) the requirements of Section 6.4 of the Mortgage Loan Agreement relating to the giving of such consent have not been materially modified without Lender’s consent, Lender shall not unreasonably withhold its consent to the same. With respect to any matter requiring the approval of Lender under this Section 6.4, Lender shall be deemed to have approved such matter if Lender fails to respond to any request for such approval within fifteen (15) days after any such request so long as Borrower certifies to Lender in such request that Borrower has provided Lender with all of the same materials that Mortgage Borrower provided Mortgage Lender in connection with Mortgage Borrower’s request for Mortgage Lender’s consent to such matter.

ARTICLE 7
RESERVE FUNDS
Section 7.1 Mortgage Reserves. Borrower shall, or shall cause each Mortgage Borrower to comply with all of the terms and conditions with respect to the Reserves set forth in Article 7 of the Mortgage Loan Agreement. Upon cancellation by Mortgage Lender of any reserve fund obligation under Article 7 of the Mortgage Loan Agreement or upon payment in full of the Mortgage Loan, Borrower shall cause the related reserve fund balance held by Mortgage Lender to be transferred directly to Lender to be held by Lender in comparable reserve fund accounts subject to the same terms and conditions as set forth in Article 7 of the Mortgage Loan Agreement, which are incorporated herein by reference.
ARTICLE 8
DEFAULTS
Section 8.1 Event of Default.
(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i) if any portion of the Debt is not paid when due;
(ii) if any Other Obligation of a monetary nature is not paid within five (5) days of the applicable due date; in accordance with the terms and conditions of this Agreement and the other Loan Documents;
(iii) if any of the Taxes or Other Charges are not paid by or on behalf of the Mortgage Borrowers prior to the date when the same become delinquent, except to the extent that (x) there then are sufficient funds in the Tax and Insurance Escrow Fund established pursuant to the Mortgage Loan Agreement to pay such Taxes and (y) Mortgage Lender wrongfully fails to or refuses to release the same from the Tax and Insurance Escrow Fund;
(iv) if the Policies are not kept in full force and effect, or if certified copies of the Policies or certificates of insurance (in accordance with the requirements of the Mortgage Loan Agreement) relating to such Policies are not delivered to Lender upon request;
(v) if Borrower Transfers or otherwise encumbers any portion of the Collateral or any Mortgage Borrower Transfers or otherwise encumbers all or any portion of the Property or Properties owned by such Mortgage Borrower or any interest therein, or any interest in any Restricted Party is Transferred, in each instance, in violation of the provisions of this Agreement, the Mortgage Loan Agreement or the Pledge Agreement or any other Loan Document or other Mortgage Loan Document, or any Transfer is made in violation of the provisions of Section 5.2.10 hereof or as set forth in the Mortgage Loan Agreement;

(vi) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;
(vii) if Borrower, any Mortgage Borrower, Principal, any general partner of any Mortgage Borrower or Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;
(viii) if a receiver, liquidator or trustee shall be appointed for Borrower, any Mortgage Borrower, any general partner or managing member of any Mortgage Borrower, Principal or Guarantor or any other guarantor under any guaranty issued in connection with the Loan, or if Borrower, any Mortgage Borrower, any general partner or managing member of any Mortgage Borrower, Principal or Guarantor or such other guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any Mortgage Borrower, any general partner or managing member of any Mortgage Borrower, Principal or Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any Mortgage Borrower, Principal or Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any Mortgage Borrower, any general partner or managing member of any Mortgage Borrower, Principal or Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within one hundred twenty (120) days;
(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x) if any final judgment for the payment of money (i) in excess of $200,000 is rendered against Borrower, (ii) in excess of $200,000 is rendered against any Mortgage Borrower in each case where such Mortgage Borrower owns one or more Properties having an aggregate Allocated Loan Amount of less than Three Million Dollars ($3,000,000), (iii) in excess of 10% of the Allocated Loan Amount with respect to a Mortgage Borrower if such Mortgage Borrower owns a Property or Properties having an aggregate Allocated Loan Amount equal to or greater than Three Million Dollars ($3,000,000), is rendered against Borrower or any Mortgage Borrower, as the case may be or (iv) in an aggregate amount in excess of Two Million Dollars, if such judgments in such aggregate amount have been rendered against two or more Mortgage Borrowers at any time, and such Borrower or Mortgage Borrower, as the case may be, in each case, does not or Mortgage Borrowers, as the case may be, do not discharge the same or cause it to be discharged or vacated within ninety (90) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within ninety (90) days after the entry thereof;

(xi) if (i) Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 or fails to deliver any financial statements within ten (10) days after the dates required for such delivery pursuant to Section 5.1.11 hereof or (ii) any Mortgage Borrower breaches any of its respective negative covenants contained in Section 5.2 of the Mortgage Loan Agreement or any covenant contained in Section 4.1.30 of the Mortgage Loan Agreement or fails to deliver any financial statements within ten (10) days after the dates required for such delivery pursuant to Section 5.1.11 of the Mortgage Loan Agreement;
(xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement and/or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice and the expiration of such grace period, as applicable;
(xiii) if any of the factual assumptions relating to the conduct of the Borrower or the Guarantor prior to the date hereof contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
(xiv) if a material default has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement as the case may be) and if such default permits the Manager thereunder to remove such Property from the application of the Management Agreement (or Replacement Management Agreement as the case may be) or terminate or cancel such Management Agreement (or any Replacement Management Agreement as the case may be); provided that the foregoing shall not relate to any real property not owned by any of the Mortgage Borrowers;
(xv) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) Business Days after notice to Borrower from Lender, provided, however, if such Default is susceptible of cure but cannot reasonably be cured within such period and provided further that Borrower shall have commenced to cure such Default within such period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ten (10) Business Days;
(xvi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (i) to (xv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days;

(xvii) if there shall be default under any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(xviii) if any Property becomes subject to any mechanic’s, materialman’s or other Lien, other than a Lien for local real estate taxes and assessments not then due and payable, and such Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after any applicable Mortgage Borrower or the Manager has actual knowledge of the existence of such Lien;
(xix) if the Liens created pursuant to any Loan Document shall cease to be perfected, enforceable first priority security interests in the Collateral; or
(xx) a Mortgage Loan Event of Default shall occur.
(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii) or (viii) above) and at any time thereafter, while such Event of Default is continuing, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity but subject to Section 9.4, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted by the State or States where any of the Collateral is located against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, subject to Section 9.4, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Collateral. Subject to Section 9.4, any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing and to the fullest extent permitted by law (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral, or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the fullest extent permitted by law, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by such Pledge Agreement and such other Loan Documents and not previously recovered. If Lender’s exercise of any of its remedies under this Section 8.2 results in any transfer taxes, impositions or similar payment imposed by a Governmental Authority with respect to the sale or transfer of any of the Pledged Company Interests, then Borrower shall be liable for the full payment of any such taxes, imposition or similar payment.
(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and provided that such severance agreement and other documents incorporate the provisions of Section 9.4. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Intentionally omitted.
(e) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal amount of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.
(f) If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Subject to tenants rights under the Leases, Borrower shall cause each Mortgage Borrower to permit Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) to enter upon each of the Properties for such purposes, or appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or other otherwise protect its interest in one or more of the Properties for such purposes.
(g) Lender may appear in and defend any action or proceeding brought with respect to the Collateral or any Property and may bring any action or proceeding in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Collateral or one or more of the Properties.
(h) The rights, powers and remedies of Lender under this Agreement shall be cumulative and, subject to Section 9.4, not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9
SPECIAL PROVISIONS
Section 9.1 Sale of Notes and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to use reasonable efforts to:
(a) provide or cause each Mortgage Borrower to provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender, prospective investors and/or the Rating Agencies;
(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower and approved by Lender, Principal and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender, prospective investors and/or the Rating Agencies;
(c) deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, Borrower, Principal, Mortgage Borrowers, Guarantor and their respective Affiliates and the Loan Documents, including, without limitation, a so-called “10b-5” opinion and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;
(d) if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;
(e) make such representations and warranties as of the closing date of the Securitization with respect to the Collateral, the Properties, Borrower, Mortgage Borrowers Principal, Guarantor and the Loan Documents as may be reasonably requested by Lender, prospective investors and/or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such amendments to the Loan Documents as may be requested by Lender, prospective investors and/or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate and amortization of the Loan), and modify or cause Mortgage Borrowers to modify the Cash Management Agreement (provided a modification of the Cash Management Agreement will only by required if Mortgage Lender agrees to such modification) with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan; provided that, no such amendment shall (i) modify or amend any material economic term of the Loan (except as permitted under Section 9.8 below), or (ii) materially increase the obligations, or decrease the rights, of Borrower under the Loan Documents;
(g) if requested by Lender, review any information regarding the Collateral, the Properties, Borrower, Guarantor, the Mortgage Borrowers, the Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof; and
(h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.
All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower.
Section 9.2 Intentionally Omitted.
Section 9.3 Intentionally Omitted.
Section 9.4 Exculpation. Notwithstanding anything to the contrary contained in this Agreement, the Note, the Pledge Agreement or the other Loan Documents but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i) fraud or willful misrepresentation by or on behalf of Borrower or Guarantor or any Affiliate of any of them in connection with the Loan or any of the Properties or the Collateral;
(ii) the gross negligence or willful misconduct of Borrower, any Mortgage Borrower, Guarantor or any Affiliate of any of them in connection with the Loan, the Mortgage Loan or any of the Properties or Collateral;
(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or the Mortgages concerning Environmental Laws or Hazardous Substances;
(iv) wrongful removal or destruction of the Collateral, any portion of any of the Properties or any physical waste of any of the Properties by or on behalf of Borrower, any Mortgage Borrower, Guarantor or any Affiliate of any of them;
(v) the breach of any Legal Requirement (including, without limitation, RICO) mandating the forfeiture by Borrower of Collateral or any portion thereof, or by any Mortgage Borrower of any Property or Properties owned by such Mortgage Borrower or any portion thereof, in any case because of the conduct or purported conduct of criminal activity by Borrower or any Restricted Party in connection therewith;
(vi) intentionally omitted;
(vii) the misapplication or conversion by or on behalf of Borrower or any Mortgage Borrower of (A) any Net Liquidation Proceeds After Debt Service or Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents collected during the continuance of an Event of Default, (D) any Rents paid more than one (1) month in advance, or (E) any distribution of Rent by any Mortgage Borrower to Borrower;

(viii) the failure to pay charges for labor or materials or other charges incurred by or on behalf of Borrower, any Mortgage Borrower, Guarantor or any Affiliate of any of them that can create Liens on one or all of the Properties (including any portion thereof) to the extent such Liens are not bonded over or discharged in accordance with the Mortgage Loan Agreement or the other Mortgage Loan Documents;
(ix) the failure of any security deposits, advance deposits or any other deposits collected with respect to any of the Properties to be delivered to Lender upon a foreclosure of one or more of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(x) the failure of Borrower to maintain its status as a Single Purpose Entity; or
(xi) any failure by Borrower to pay any applicable transfer taxes, impositions or similar payment imposed by a Governmental Authority in connection with any foreclosure sale, or transfer in lieu of foreclosure, of all or any portion of the Collateral which would otherwise be payable by Lender or any transferee taking title to any such Collateral in connection with the implementation of such actions.
Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) Borrower shall be personally liable for the payment of the Obligations (1) in the event of: (a) Borrower or any Mortgage Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing by any Person of an involuntary petition against Borrower or any Mortgage Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower or such Mortgage Borrower colludes with or solicits or causes to be solicited petitioning creditors; (c) Borrower or any Mortgage Borrower colluding to arrange and thereafter filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower or any Mortgage Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any Mortgage Borrower or the Collateral or any portion of one or more of the Properties; or (e) Borrower or any Mortgage Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (2) if the first Monthly Debt Service Payment Amount is not paid when due; (3) if Borrower or any Mortgage Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering any Property to the extent required by this Agreement or the Mortgages; or (4) if Borrower or any Mortgage Borrower fails to obtain Lender’s prior written consent to any Transfer, to the extent required by this Agreement or the Mortgages.

Section 9.5 Matters Concerning Manager. (a) If (i) at any time, the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period is less than 1.10 to 1.0 other than solely as a result of Market Conditions, (ii) an Event of Default occurs and is continuing, (iii) the applicable Manager shall become bankrupt or insolvent, (iv) a material default occurs by the Manager under the applicable Management Agreement beyond any applicable grace and cure periods, or (v) Manager commits gross negligence, malfeasance or willful misconduct, Borrower shall, at the request of Lender, cause the Mortgage Borrowers to remove the Properties from the application of the Management Agreement and replace the applicable Manager with a manager unaffiliated with Manager, Borrower, any Mortgage Borrower, Principal, Guarantor or any Person controlling Manager, Borrower, Principal, any Mortgage Borrower or Guarantor approved by Lender, who shall enter into a new management agreement (that will apply to such Properties) on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.
(b) The fees payable to the Manager shall not exceed the fees set out in Section 5.1 and 5.2 of the Management Agreement, together with the other fees in respect of the Properties managed by such Manager, from time to time required to be paid under the Management Agreement with respect to the applicable Properties, which other fees shall not exceed the fees previously paid with respect to such Properties under the Management Agreement without first obtaining the written approval of Lender to such increased fees.
Section 9.6 Servicer. (a) At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for its pro rata share of any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Borrowers shall pay (i) any liquidation fees that may be due to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that may be due to Servicer under the Servicing Agreement, which fees shall be due and payable by Borrowers on a periodic or continuing basis in accordance with the Servicing Agreement, and (iii) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) required under the Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of annual inspections required to be borne by Servicer under the Servicing Agreement).

(b) Lender, or any Servicer selected by Lender in accordance with this Section 9.6, acting solely for this purpose as the non-fiduciary agent of Borrower (in such capacity, “Agent”), may maintain a register (the “Note Register”). If Agent maintains a Note Register then therein it will record the names and addresses of, and wire transfer instructions for, the Lender and any Person subsequently acquiring any direct interest in the Note (each a “Holder”). If it maintains a Note Register, upon the sale or transfer of a direct interest in the Note or portion thereof, (i) the transferring Holder shall inform the Agent in writing that such transfer has taken place and provide the Agent with the name, address, wiring instructions and tax identification number of the transferee and (ii) the Agent will record such information in the Note Register. Any Person in whose name the Note or interest therein is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement. If Agent maintains a Note Register, no transfer of a direct interest in the Note or portion thereof shall be effective unless it has been recorded in the Note Register pursuant to this Section 9.6(b). If Agent maintains a Note Register, the Agent shall promptly provide the names and addresses of the Holder or Holders to any other party hereto or any successor Holder or Holders upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Agent shall have no liability to any Person for the provision of any such names and addresses.
Section 9.7 Intentionally Omitted.
Section 9.8 Restructuring of Loan.
(a) Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to a Securitization to require Borrower to restructure the Loan into additional multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan; provided that (i) the total principal amount of the Loan shall equal the total principal amount of the Loan immediately prior to the restructuring and (ii) except in the case of the occurrence of an Event of Default or of a Casualty or Condemnation that results in the payment of principal under the Loan, the debt service payments on the Loan shall equal the debt service payments which would have been payable under the Loan had the restructuring not occurred.
(b) Prior to the sale of the Loan Documents in connection with a Securitization, Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and shall, upon ten (10) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (i) execute and deliver such documents, provided that such documents are on substantially the same terms and conditions as the Loan Documents and (ii) cause Borrower’s counsel to deliver such legal opinions as are comparable to the legal opinions delivered by Borrower’s counsel with respect to the Loan, as, in each of the cases of clauses (i) and (ii) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of this Agreement, the Pledge Agreement and the other Loan Documents if requested.
(c) Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, Borrower shall not be obligated to pay any costs or expenses incurred in connection with any such restructuring as set forth in this Section 9.8, other than Borrower’s legal fees up to $25,000.

ARTICLE 10
MISCELLANEOUS
Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of each party, shall inure to the benefit of the legal representatives, successors and assigns of the other party.
Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.
Section 10.3 Governing Law.
(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY EACH BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
CT Corporation System
111 Eighth Avenue
New York, New York 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO EACH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.
Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Lender therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances (unless such future notice or demand is otherwise required to be given).

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of any party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each a “Notice”) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	IVC Cole Mezz, LLC
280 Park Avenue
New York, New York 10017
Attention: J. Christopher Hoeffel
Telecopy: (212) 983-7073

with a copy to:	Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York 101660193
Attention: David J. Furman, Esq.
Telecopy: (212) 351-4035

If to Borrower:	c/o Cole Real Estate Investments
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Attention: Legal Department
Facsimile No. 480-449-7012

with a copy to:	Kutak Rock LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, Arizona 85253
Attention: Mitch Padover
Facsimile No. 480-429-5001

A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or (iv) in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall result in the notice being deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer.
Section 10.7 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments made by Borrower to any portion of the Debt provided such reapplication is consistent with the provisions of this Agreement. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within sixty (60) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter.
Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents requested by Borrower or otherwise required hereunder and any other documents or matters requested by Borrower or otherwise required hereunder; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all reasonably required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) subject to Section 9.4 hereof, enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, any of the Properties, or any other security given for the Loan; and (vii) subject to Section 9.4 hereof, enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to any Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account. It is further acknowledged that to the extent any of the foregoing costs and expenses are incurred by Lender in connection with a restructuring of the Loan pursuant to Sections 9.8(a) and (b) above, then the payment by Borrower of such costs and expenses under this Section 10.13 shall be subject to the provisions of Section 9.8(c).
(b) Subject to Section 9.4 hereof, Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any material breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that Borrower is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any reasonable fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any of the Properties other than that of mortgagee, beneficiary or lender.
(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or any of Borrower’s Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender.
Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of any of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of one or more of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.
Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21 Brokers and Financial Advisors. Each party hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Loan Application and Term Sheet dated January 27, 2010 (the “Loan Application”) between Guarantor and Mortgage Lender are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.23 Cumulative Rights. All of the rights of Lender under this Agreement and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.
Section 10.24 Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.
Section 10.25 Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.

Section 10.26 Consent of Holder or Agent. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or servicing agent, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or servicing agent from time to time and determinations made by such trustee or servicing agent to the extent identified as within the delegated authority of such trustee or servicing agent, unless and until such instructions are superseded by further written instructions from the holder of the Loan.
Section 10.27 Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.
Section 10.28 Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.
Section 10.29 Direction of Mortgage Borrowers. Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower shall cause Mortgage Borrowers to act or to refrain from acting in any manner or (ii) Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrowers or the Properties, or (iii) other similar effect, such clause or provision, in each case, is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated to act only in Borrower’s capacity as the direct or indirect holder of all of the equity interests in Mortgage Borrowers but not directly with respect to Mortgage Borrowers or the Properties or in any other manner which would violate any of the covenants contained in Section 4.1.30 hereof or other similar covenants contained in Borrower’s organizational documents.
ARTICLE 11
MORTGAGE LOAN
Section 11.1 Mortgage Loan Notice.
(a) Promptly after receipt (but no more than two (2) Business Days after receipt), Borrower will deliver (or cause each Mortgage Borrower to deliver) to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mortgage Lender by any Mortgage Borrower or any guarantor under the Mortgage Loan Documents.
(b) Unless otherwise delivered to Lender pursuant to the provisions of Section 5.1.11 hereof, Borrower will deliver (or cause each Mortgage Borrower to deliver) to Lender all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mortgage Borrowers to Mortgage Lender under the Mortgage Loan Documents as and when due under the Mortgage Loan Documents.

Section 11.2 Mortgage Loan Estoppels.
(a) After written request by Lender, Borrower shall (or shall cause each Mortgage Borrower to) from time to time, use reasonable efforts to obtain from Mortgage Lender such estoppel certificates with respect to the status of the Mortgage Loan and compliance by each Mortgage Borrower with the terms of the Mortgage Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender estoppels executed by each Mortgage Borrower, each expressly representing to Lender the information requested by Lender regarding the status of the Mortgage Loan and the compliance by each Mortgage Borrower with the terms of the Mortgage Loan Documents. Subject to Section 9.4 hereof, Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in any material respect by Borrower in, or which warrants disclosure and was omitted from such estoppel executed by the Mortgage Borrowers.
Section 11.3 Intercreditor Agreement.
(a) Borrower hereby acknowledges and agrees that (a) an Intercreditor Agreement (as modified, amended, supplemented or replaced from time to time, the “Intercreditor Agreement”) entered into by and among Lender and Mortgage Lender will be solely for the benefit of Lender and Mortgage Lender, (b) none of Borrower or the Mortgage Borrowers shall be intended third-party beneficiaries of any of the provisions therein, and (c) none of Borrower or the Mortgage Borrowers shall have any rights thereunder or shall be entitled to rely on any of the provisions contained therein. Neither of Lender or Mortgage Lender shall have any obligation to disclose to Borrower or any Mortgage Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are and will be independent of the Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.
(b) In the event Lender is required pursuant to the terms of any Intercreditor Agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Property previously received by Lender on account of the Loan to Mortgage Lender to be applied to the “Debt” under and as defined in the Mortgage Loan Agreement, then any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

Section 11.4 Intentionally Omitted.
Section 11.5 Discussions with Mortgage Lender. In connection with the exercise of its rights as set forth in the Loan Documents, Lender shall have the right at any time to discuss the Properties, the Mortgage Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower or Mortgage Borrowers, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower or Mortgage Borrowers.
Section 11.6 Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not, except as and to the extent herein provided otherwise, be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) except as and to the extent herein provided otherwise, Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the good faith denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.
THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

COLE MEZZCO CCPT I, LLC, a Delaware limited liability company
By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
Its: Authorized Signatory
[signatures continue on following page]

IVC COLE MEZZ, LLC, a Delaware limited liability company
By:	/s/ Dean Ravosa
	Name:	Dean Ravosa
Its: Authorized Signatory

SCHEDULE I
(List of Mortgage Borrowers)
1. Cole AH Indianapolis IN, LLC
2. Cole BB Tupelo MS, LLC
3. Cole CO Pecan Park TX, LP
4. Cole CO Austin TX, LP
5. Cole CO Hurst TX, LP
6. Cole CV Duncanville TX, LP
7. Cole CV Independence MO, LLC
8. Cole LO Jonesboro AR, LLC
9. Cole LO Texas City TX, LP
10. Cole RA Bangor ME, LLC
11. Cole RA Buxton ME II, LLC
12. Cole EK Murfreesboro TN, LLC
13. Cole EK Philadelphia PA, LLC
14. Cole RA Warren OH, LLC
15. Cole RA Wheelersburg OH, LLC
16. Cole SW Angola IN, LLC
17. Cole SW Ashtabula OH, LLC
18. Cole SW Boardman OH, LLC
19. Cole WG Cahokia IL, LLC
20. Cole WG Cleveland OH, LLC
21. Cole WG Houston TX, LP
22. Cole WG Lawrence KS, LLC

SCHEDULE II
(Rent Roll/Leases)

Right of First Refusal/
Tenant	Property Address	Lease Date	Right of First Offer
Apria Healthcare	7353 Company Drive, Indianapolis IN	7/7/93	NONE
Best Buy	3040 N. Gloster St., Tupelo MS	12/3/04	NONE
Conn’s	11101 Pecan Park Blvd., Austin TX	9/15/02	NONE
Conn’s	2531 West Anderson Lane, Austin TX	4/15/02	NONE
Conn’s	747 NE Loop 820, Hurst TX	4/14/04	NONE
CVS	603 South Cedar Ridge Drive, Duncanville TX	3/17/00	NONE
CVS	11115 East U.S. Highway 24, Independence MO	12/10/99	NONE
Lowe’s	2111 Fair Park Boulevard, Jonesboro AR	11/18/92	NONE
Lowe’s	3620 Emmett F Lowry Expy, Texas City TX	12/5/94	NONE
Rite Aid	713 Broadway Street, Bangor ME	6/10/97	NONE
Rite Aid	226 Parker Farm Road, Buxton ME	11/28/97	See §39
Rite Aid	1696 Middle Tennessee Boulevard, Maufreesboro TN	9/3/98	NONE
Rite Aid	1334 Windrim Avenue, Philadelphia PA	11/12/98	NONE
Rite Aid	1560 Parkman Road NW, Warren OH	8/10/99	NONE
Rite Aid	8130 Ohio River Road, Wheelersburg OH	8/25/97	NONE
Sherwin-Williams	1902 North Wayne Street, Angola IN	10/12/00	NONE
Sherwin-Williams	2375 West Prospect Road, Ashtabula OH	1/21/04	NONE
Sherwin-Williams	4040 South Avenue, Boardman OH	5/29/03	NONE
Walgreens	1201 Camp Jackson Road, Cahokia IL	9/7/93	See §27
Walgreens	15609 Lakeshore Blvd, Cleveland OH	9/27/93	See §25
Walgreens	5202 Almeda Drive, Houston TX	6/25/93	See §31
Walgreens	400 West 23rd St., Lawrence KS	2/4/93	See §27

SCHEDULE III
(Required Repairs/Deadlines For Completion)

SCHEDULE IV
(Organizational Structure)

SCHEDULE V
(Allocated Loan Amounts)

SCHEDULE VI
(Property Descriptions)
1. Apria Healthcare, 7353 Company Drive, Indianapolis, IN
2. Best Buy, 3040 N. Gloster Street., Tupelo, MS
3. Conn’s, 11101 Pecan Park Boulevard., Austin, TX
4. Conn’s, 2531 West Anderson Lane, Austin, TX
5. Conn’s, 747 NE Loop 820, Hurst, TX
6. CVS, 603 South Cedar Ridge Drive, Duncanville, TX
7. CVS, 11115 East US Highway 24, Independence, MO
8. Lowe’s, 2111 Fair Park Boulevard, Jonesboro, AR
9. Lowe’s 3620 Emmett F. Lowry Expressway, Texas City, TX
10. Rite Aid, 713 Broadway Street, Bangor, ME
11. Rite Aid, 226 Parker Farm Road, Buxton, ME
12. Rite Aid, 1696 Middle Tennessee Boulevard, Murfreesboro, TN
13. Rite Aid, 1334 Windrim Avenue, Philadelphia, PA
14. Rite Aid, 1560 Parkman Road NW, Warren, OH
15. Rite Aid, 8130 Ohio River Road, Wheelersburg, OH
16. Sherwin-Williams, 1902 North Wayne Street, Angola, IN
17. Sherwin-Williams, 2375 West Prospect Road, Ashtabula, OH
18. Sherwin-Williams, 4040 South Avenue, Boardman, OH
19. Walgreens, 1201 Camp Jackson Road, Cahokia, IL
20. Walgreens, 15609 Lakeshore Boulevard, Cleveland, OH
21. Walgreens, 5202 Almeda Drive, Houston, TX
22. Walgreens, 400 West 23rd Street, Lawrence, KS

SCHEDULE VII
(Intentionally Omitted)

SCHEDULE VIII
(Intentionally Omitted)

SCHEDULE IX
(Properties in a Flood Zone)

Property Name	Project Address:	Flood Zone (from PCA)

Lowe’s Jonesboro	2111 Fair Park Boulevard, Jonesboro, AR, 72401	X and AE

Rite Aid Wheelersburg	8130 Ohio River Road, Wheelersburg, OH, 45694	AE

Best Buy Tupelo	3040 North Gloster Street, Tupelo, MS, 38804	AE

Walgreens Cahokia	1201 Camp Jackson Road, Cahokia, IL	AH

SCHEDULE X

(Mortgage Loan Documents)
Each of the following documents is dated as of April 1, 2010, unless otherwise indicated. Each of the following documents is as the same may hereafter, from time to time, be supplemented, amended, modified or extended by one or more agreements supplemental thereto. Any capitalized term used below, but not otherwise defined, shall have the meaning given such term in the Loan Agreement (defined below).
1.	Loan Agreement (the “Loan Agreement”) by and between Borrowers listed on Schedule I attached thereto, as Borrower (“Borrowers”), and The Royal Bank of Scotland plc, as Lender (“Lender”);
2.	$35,600,000.00 Promissory Note of Borrower to Lender;
3.	Environmental Indemnity Agreement by Borrower and Cole Credit Property Trust, Inc. (“Guarantor”) for the benefit of Lender;
4.	Assignment of Management Agreement and Subordination of Management Fees by and among Lender, Borrowers and Cole Realty Advisors, Inc., as manager (“Manager”);
5.	Management Agreement Side Letter from Borrowers and Manager in favor of Lender and IVC Cole Mezz, LLC;
6.	Guaranty of Recourse Obligations by Guarantor for the benefit of Lender;
7.	Cash Management Agreement by and among Borrowers, Lender and Wells Fargo Bank, N.A., as Agent and acknowledged and agreed by Manager;
8.	Blocked Account Control Agreement (“Lockbox and Lockbox Account — Automatic Sweep/Frozen”) by and among Cole Operating Partnership I LP, Lender and JPMorgan Chase Bank, N.A. (“Depositary”);
9.	Agreement to Adjust Interest Rate by and among Borrowers, Lender and Guarantor;

10.	Post Closing Letter dated as of April 1, 2010 from the Borrower to the Lender;
11.	Deed of Trust, Security Agreement and Fixture Filing, by Cole CV Duncanville TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
12.	Deed of Trust, Security Agreement and Fixture Filing, by Cole LO Texas City TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
13.	Deed of Trust, Security Agreement and Fixture Filing, by Cole LO Texas City TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
14.	Deed of Trust, Security Agreement and Fixture Filing, by Cole WG Houston TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
15.	Deed of Trust, Security Agreement and Fixture Filing, by Cole CO Hurst TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
16.	Deed of Trust, Security Agreement and Fixture Filing, by Cole CO Austin TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
17.	Deed of Trust, Security Agreement and Fixture Filing, by Cole CO Pecan Park TX, LP, as grantor, to Ron R. J. Dold, as trustee, for the benefit of Lender, as beneficiary;
18.	Mortgage, Security Agreement and Fixture Filing, by Cole SW Ashtabula OH TX, LLC, as mortgagor, to Lender, as mortgagee;
19.	Deed of Trust and Security Agreement, by Cole BB Tupelo MS, LLC, as grantor to First American Title Company, as trustee, for the benefit of Lender, as beneficiary;

20.
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, by Cole EK Murfreesboro TN, LLC, as grantor, to William L. Rosenberg, as trustee, for the benefit of Lender, as beneficiary;

21.	Mortgage, Security Agreement and Fixture Filing, by Cole RA Wheelersburg OH, LLC, as mortgagor, to Lender, as mortgagee;
22.	Mortgage, Security Agreement and Fixture Filing, by Cole RA Warren OH, LLC, as mortgagor, to Lender, as mortgagee;
23.	Mortgage, Security Agreement and Fixture Filing, by Cole AH Indianapolis IN, LLC, as mortgagor, to Lender, as mortgagee;
24.	Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, by Cole WG Lawrence KS, LLC, as mortgagor, to Lender, as mortgagee;
25.	Mortgage and Security Agreement and Fixture Filing, by Cole RA Bangor ME, LLC, as mortgagor, to Lender, as mortgagee;
26.	Mortgage and Security Agreement and Fixture Filing, by Cole RA Buxton ME II, LLC, as mortgagor, to Lender, as mortgagee;
27.	Mortgage, Security Agreement and Fixture Filing, by Cole WG Cleveland OH, LLC, as mortgagor, to Lender, as mortgagee;
28.	Open-End Mortgage, Security Agreement and Fixture Filing, by Cole EK Philadelphia PA, LLC, as mortgagor, to Lender, as mortgagee;
29.	Mortgage, Security Agreement and Fixture Filing, by Cole SW Angola IN, LLC, as mortgagor, to Lender, as mortgagee;
30.	Mortgage, Security Agreement and Fixture Filing, by Cole WG Cahokia IL, LLC, as mortgagor, to Lender, as mortgagee;
31.	Mortgage, Security Agreement and Fixture Filing, by Cole SW Boardman OH, LLC, as mortgagor, to Lender, as mortgagee;
32.	Mortgage and Security Agreement, by Cole LO Jonesboro AR, LLC, as mortgagor, to Lender, as mortgagee;
33.
Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, by Cole CV Independence MO, LLC, as grantor, to First American Title Company of the Northwest and Midstates, Inc., as trustee, for the benefit of Lender, as beneficiary;

34.	Assignment of Leases and Rents, by Cole SW Boardman OH, LLC, as assignor, to Lender, as assignee;
35.	Assignment of Leases and Rents, by Cole WG Cahokia IL, LLC, as assignor, to Lender, as assignee;
36.	Assignment of Leases and Rents, by Cole LO Jonesboro, LLC, as assignor, to Lender, as assignee;
37.	Assignment of Leases and Rents, by Cole AH Indianapolis IN, LLC, as assignor, to Lender, as assignee;
38.	Assignment of Leases and Rents, by Cole EK Philadelphia PA, LLC, as assignor, to Lender, as assignee;
39.	Assignment of Leases and Rents, by Cole WG Cleveland OH, LLC, as assignor, to Lender, as assignee;
40.	Assignment of Leases and Rents, by Cole CV Independence MO, LLC, as assignor, to Lender, as assignee;
41.	Assignment of Leases and Rents, by Cole RA Buxton ME II, LLC, as assignor, to Lender, as assignee;

42.	Assignment of Leases and Rents, by Cole RA Bangor ME, LLC, as assignor, to Lender, as assignee;
43.	Assignment of Leases and Rents, by Cole WG Lawrence KS, LLC, as assignor, to Lender, as assignee;
44.	Assignment of Leases and Rents, by Cole SW Angola IN, LLC, as assignor, to Lender, as assignee;
45.	Assignment of Leases and Rents, by Cole EK Murfreesboro TN, LLC, as assignor, to Lender, as assignee;
46.	Assignment of Leases and Rents, by Cole RA Warren OH, LLC, as assignor, to Lender, as assignee;
47.	Assignment of Leases and Rents, by Cole RA Wheelersburg OH, LLC, as assignor, to Lender, as assignee;
48.	Assignment of Leases and Rents, by Cole BB Tupelo MS, LLC, as assignor, to Lender, as assignee;
49.	Assignment of Leases and Rents, by Cole CO Pecan Park TX, LP, as assignor, to Lender, as assignee;
50.	Assignment of Leases and Rents, by Cole CO Austin TX, LP, as assignor, to Lender, as assignee;
51.	Assignment of Leases and Rents, by Cole CO Hurst TX, LP, as assignor, to Lender, as assignee;
52.	Assignment of Leases and Rents, by Cole WG Houston TX, LP, as assignor, to Lender, as assignee;
53.	Assignment of Leases and Rents, by Cole LO Texas City TX, LP, as assignor, to Lender, as assignee;
54.	Assignment of Leases and Rents, by Cole CV Duncanville TX, LP, as assignor, to Lender, as assignee;
55.	Assignment of Leases and Rents, by Cole SW Ashtabula OH, LLC, as assignor, to Lender, as assignee;
56. Subordination, Non-disturbance and Attornment Agreements for each Property; and
57.	UCC Financing Statements.

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